                        ALTERNATIVE LOAN TRUST 2006-31CB
                                 ISSUING ENTITY

                                FINAL TERM SHEET

                              (COUNTRYWIDE(R) LOGO)

                                  $865,696,096
                                  (APPROXIMATE)

                                   CWALT, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                FREE WRITING PROSPECTUS DATED SEPTEMBER 27, 2006

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-31CB

            DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING OCTOBER 25, 2006

                                   ----------

The issuing entity will issue certificates, including the following classes of certificates, that are offered pursuant to this free writing prospectus:

              INITIAL CLASS
               CERTIFICATE
             BALANCE/INITIAL
                 NOTIONAL      PASS-THROUGH
                AMOUNT (1)       RATE (2)
             ---------------   ------------
Class A-1    $ 20,000,000        Floating
Class A-2    $ 46,336,000(3)     Floating
Class A-3    $ 88,108,000            6.00%
Class A-4    $ 67,441,200            6.00%
Class A-5    $ 20,000,000        Floating
Class A-6    $ 20,000,000(3)     Floating
Class A-7    $ 11,931,000            6.00%
Class A-8    $141,510,000            5.75%
Class A-9    $ 45,762,000            6.00%
Class A-10   $  2,991,000            6.00%
Class A-11   $ 95,000,000        Floating
Class A-12   $ 95,000,000(3)     Floating
Class A-13   $    157,000            6.00%
Class A-14   $    380,000            6.00%

              INITIAL CLASS
               CERTIFICATE
             BALANCE/INITIAL
                 NOTIONAL      PASS-THROUGH
                AMOUNT (1)       RATE (2)
             ---------------   ------------
Class A-15   $167,322,000             6.00%
Class A-16   $100,000,000             6.00%
Class A-17   $ 18,300,000             6.00%
Class A-18   $ 19,958,800             6.00%
Class A-19   $ 10,000,000             6.00%
Class A-20   $  1,230,000             6.00%
Class A-21   $ 26,336,000         Floating
Class A-22   $  5,896,250(3)          6.00%
Class X      $842,035,811(3)      Variable
Class PO     $    426,996               (4)
Class A-R    $        100             6.00%
Class M      $ 17,480,000             6.00%
Class B-1    $  6,555,000             6.00%
Class B-2    $  4,807,000             6.00%

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) The classes of certificates offered by this free writing prospectus, together with their pass-through rates, the method for calculating their pass-through rates and their initial ratings, are listed in the tables" beginning on page 4 of this free writing prospectus.

(3) The Class A-2, Class A-6, Class A-12, Class A-22 and Class X Certificates are interest only notional amount certificates. The initial notional amounts are set forth in the table but are not included in the aggregate class certificate balance of all the certificates offered.

(4) The Class PO Certificates are principal only certificates and will not accrue interest.

ISSUING ENTITY

Alternative Loan Trust 2006-31CB, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

TRUSTEE

The Bank of New York.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan conveyed to the issuing entity on the closing date, the later of September 1, 2006 and the date of origination for that mortgage loan (the "initial cut-off date").

For any mortgage loan conveyed to the issuing entity after the closing date, the later of the origination date for that mortgage loan and the first day of the month of the conveyance to the issuing entity.

CLOSING DATE

On or about September 28, 2006.

PRE-FUNDING

If the aggregate stated principal balance as of the initial cut-off date of the mortgage loans conveyed to the issuing entity on the closing date is less than $874,000,000, an account (the "pre-funding account") will be established with the trustee on the closing date and funded in an amount equal to the difference (referred to as the "pre-funded amount").

Pre-Funded Amount:

As of the date of this free writing prospectus, the pre-funded amount to be deposited in the pre-funded account is expected to be approximately $206,676,010.

Funding Period:

The funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $150,000 and (y) October 31, 2006.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase supplemental mortgage loans. Any pre-funded amount not used during the funding period to purchase supplemental mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Supplemental Mortgage Loan Purchases:

Purchases of supplemental mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the mortgage pool following the acquisition of the supplemental mortgage loans, as described in this free writing prospectus.

Capitalized Interest Account:

Because some of the mortgage loans may not be acquired by the issuing entity until after the closing date, there may not be sufficient interest collections from mortgage loans to pay all the interest due on the certificates on the first and possibly the second distribution dates. If a pre-funding account is funded, a capitalized interest account will be established and funded on the closing date to cover those shortfalls.

THE MORTGAGE LOANS

The mortgage loans will consist of primarily 30-year conventional, fixed-rate mortgage loans secured by first liens on one-to four- family residential properties. The mortgage loans for which statistical information is presented in this free writing prospectus are referred to as the initial mortgage loans. All of the mortgage loans will have original principal balances that conform to the guidelines of Fannie Mae and Freddie Mac.

The statistical information presented in this free writing prospectus regarding the initial mortgage loans is as of the initial cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the initial mortgage loans as of the initial cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date (the initial mortgage loans and any additional mortgage loans delivered on the closing date are referred to as the "Closing Date Mortgage Loans"). However, the statistical information presented in this free writing prospectus does not reflect all of the mortgage loans that may be included in the issuing entity. Supplemental mortgage loans may be included during the funding period. Further, certain initial mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus and mortgage loans may be added on the closing date. Any substitution or addition will not result in a material difference in the closing date mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the initial mortgage loans presented in this free writing prospectus.

As of the initial cut-off date, the initial mortgage loans in the mortgage pool had the following characteristics:

Aggregate Current Principal Balance      $667,323,990

Geographic Concentrations in excess of
   10%:
   California                                19.11%
   Florida                                   10.41%

Weighted Average Original LTV Ratio          66.66%

Weighted Average Mortgage Rate               6.812%

Range of Mortgage Rates                    5.625% to
                                             8.500%

Average Current Principal Balance           $206,730

Range of Current Principal                 $20,000 to
   Balances                                 $801,950

Weighted Average Remaining Term to
   Maturity                                359 months

Weighted Average FICO Credit Score            715

See "The Mortgage Pool" in this free writing prospectus.

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                                     INITIAL
                                CLASS CERTIFICATE                                       INITIAL       INITIAL        INITIAL
                                 BALANCE/INITIAL                                        RATING        RATING      RATING (S&P)
            CLASS              NOTIONAL AMOUNT (1)                TYPE                (FITCH)(2)   (MOODY'S)(2)        (2)
            -----              -------------------   ------------------------------   ----------   ------------   ------------
OFFERED CERTIFICATES
Class A-1                          $ 20,000,000       Senior/Floating Pass-Through        AAA           Aaa            AAA
                                                                  Rate
Class A-2                          $ 46,336,000         Senior/Inverse Floating           AAA           Aaa            AAA
                                                       Pass-Through Rate/Notional
                                                          Amount/Interest Only
Class A-3                          $ 88,108,000        Senior/Fixed Pass-Through          AAA           Aaa            AAA
                                                           Rate/Super Senior
Class A-4                          $ 67,441,200        Senior/Fixed Pass-Through          AAA           Aaa            AAA
                                                         Rate/NAS/Super Senior
Class A-5                          $ 20,000,000       Senior/Floating Pass-Through        AAA           Aaa            AAA
                                                                  Rate
Class A-6                          $ 20,000,000         Senior/Inverse Floating           AAA           Aaa            AAA
                                                       Pass-Through Rate/Notional
                                                          Amount/Interest Only
Class A-7                          $ 11,931,000      Senior/Fixed Pass-Through Rate       AAA           Aaa            AAA
Class A-8                          $141,510,000        Senior/Fixed Pass-Through          AAA           Aaa            AAA
                                                         Rate/Planned Balance/
                                                        Accretion Directed/Super
                                                                 Senior
Class A-9                          $ 45,762,000         Senior/Fixed Pass-Through         AAA           Aaa            AAA
                                                         Rate/Planned Balance/
                                                        Accretion Directed/Super
                                                                 Senior
Class A-10                         $  2,991,000         Senior/Fixed Pass-Through         AAA           Aaa            AAA
                                                         Rate/Planned Balance/
                                                        Accretion Directed/Super
                                                                 Senior
Class A-11                         $ 95,000,000       Senior/Floating Pass-Through        AAA           Aaa            AAA
                                                             Rate/Targeted
                                                       Balance/Accretion Directed
Class A-12                         $ 95,000,000         Senior/Inverse Floating           AAA           Aaa            AAA
                                                       Pass-Through Rate/Notional
                                                          Amount/Interest Only
Class A-13                         $    157,000        Senior/Fixed Pass-Through          AAA           Aaa            AAA
                                                         Rate/Accrual/Accretion
                                                           Directed/Companion
Class A-14                         $    380,000        Senior/Fixed Pass-Through          AAA           Aaa            AAA
                                                              Rate/Accrual
Class A-15                         $167,322,000        Senior/Fixed Pass-Through          AAA           Aaa            AAA
                                                        Rate/Accretion Directed
Class A-16                         $100,000,000        Senior/Fixed Pass-Through          AAA           Aaa            AAA
                                                           Rate/Super Senior

                                     INITIAL
                                CLASS CERTIFICATE                                       INITIAL       INITIAL        INITIAL
                                 BALANCE/INITIAL                                        RATING        RATING      RATING (S&P)
            CLASS              NOTIONAL AMOUNT(1)                 TYPE                (FITCH)(2)   (MOODY'S)(2)        (2)
            -----              ------------------    ------------------------------   ----------   ------------   ------------
Class A-17                         $ 18,300,000        Senior/Fixed Pass-Through          AAA           Aaa            AAA
                                                              Rate/Accrual
Class A-18                         $ 19,958,800        Senior/Fixed Pass-Through          AAA           Aa1            AAA
                                                            Rate/NAS/Support
Class A-19                         $ 10,000,000        Senior/Fixed Pass-Through          AAA           Aaa            AAA
                                                           Rate/Super Senior
Class A-20                         $  1,230,000        Senior/Fixed Pass-Through          AAA           Aaa            AAA
                                                              Rate/Support
Class A-21                         $ 26,336,000       Senior/Floating Pass-Through        AAA           Aaa            AAA
                                                                  Rate
Class A-22                         $  5,896,250        Senior/Fixed Pass-Through          AAA           Aaa            AAA
                                                         Rate/Notional Amount/
                                                             Interest Only
Class X                            $842,035,811      Senior/ Variable Pass-Through        AAA           Aaa            AAA
                                                          Rate/Notional Amount/
                                                              Interest Only
Class PO                           $    426,996          Senior/ Principal Only           AAA           Aaa            AAA
Class A-R                          $        100        Senior/ Fixed Pass-Through         AAA           Aaa            AAA
                                                             Rate/ Residual
Class M                            $ 17,480,000         Subordinate/ Fixed Pass-           AA           N/R            N/R
                                                              Through Rate
Class B-1                          $  6,555,000         Subordinate/ Fixed Pass-           A            N/R            N/R
                                                              Through Rate
Class B-2                          $  4,807,000         Subordinate/ Fixed Pass-          BBB           N/R            N/R
                                                              Through Rate

NON-OFFERED CERTIFICATES (3)
Class B-3                          $  3,496,000         Subordinate/ Fixed Pass-
                                                              Through Rate
Class B-4                          $  2,622,000         Subordinate/ Fixed Pass-
                                                              Through Rate
Class B-5                          $  2,185,903         Subordinate/ Fixed Pass-
                                                              Through Rate

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Fitch Ratings ("Fitch"), Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). "N/R" indicates that the agency was not asked to rate the certificates. The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

                                                             INTEREST ACCRUAL
    CLASS      PASS-THROUGH RATE   INTEREST ACCRUAL PERIOD      CONVENTION
    -----      -----------------   -----------------------   ----------------
OFFERED
CERTIFICATES
Class A-1      LIBOR + 0.50% (1)             (2)                30/360 (3)
Class A-2      5.50% - LIBOR (1)             (2)                30/360 (3)
Class A-3            6.00%            calendar month (4)        30/360 (3)
Class A-4            6.00%            calendar month (4)        30/360 (3)
Class A-5      LIBOR + 0.75% (1)             (2)                30/360 (3)
Class A-6      5.25% - LIBOR (1)             (2)                30/360 (3)
Class A-7            6.00%            calendar month (4)        30/360 (3)
Class A-8            5.75%            calendar month (4)        30/360 (3)
Class A-9            6.00%            calendar month (4)        30/360 (3)
Class A-10           6.00%            calendar month (4)        30/360 (3)
Class A-11     LIBOR + 0.60% (1)             (2)                30/360 (3)
Class A-12     5.40% - LIBOR (1)             (2)                30/360 (3)
Class A-13           6.00%            calendar month (4)        30/360 (3)
Class A-14           6.00%            calendar month (4)        30/360 (3)
Class A-15           6.00%            calendar month (4)        30/360 (3)
Class A-16           6.00%            calendar month (4)        30/360 (3)
Class A-17           6.00%            calendar month (4)        30/360 (3)
Class A-18           6.00%            calendar month (4)        30/360 (3)
Class A-19           6.00%            calendar month (4)        30/360 (3)
Class A-20           6.00%            calendar month (4)        30/360 (3)
Class A-21     LIBOR + 0.50% (1)             (2)                30/360 (3)
Class A-22           6.00%            calendar month (4)        30/360 (3)
Class PO              (5)                    N/A                    N/A
Class X               (6)             calendar month (4)        30/360 (3)
Class A-R            6.00%            calendar month (4)        30/360 (3)
Class M              6.00%            calendar month (4)        30/360 (3)
Class B-1            6.00%            calendar month (4)        30/360 (3)
Class B-2            6.00%            calendar month (4)        30/360 (3)

NON-OFFERED
CERTIFICATES
Class B-3            6.00%            calendar month (4)        30/360 (3)
Class B-4            6.00%            calendar month (4)        30/360 (3)
Class B-5            6.00%            calendar month (4)        30/360 (3)

----------
(1) The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Determination of LIBOR."

(2) The interest accrual period for any distribution date will be the one-month period commencing on the 25th day of the month prior to the month in which that distribution date occurs and ending on the 24th day of the month of that distribution date.

(3) Interest will accrue at the rate described in this table on the basis of a 360-day year divided into twelve 30-day months.

(4) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(5) The Class PO Certificates are principal only certificates and will not accrue any interest.

(6) The pass-through rate for the Class X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans, weighted on the basis of the stated principal balance thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.00%. See "Description of the Certificates -- Interest" in this free writing prospectus.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

         DESIGNATION                     CLASSES OF CERTIFICATES
         -----------           ------------------------------------------
     Senior Certificates       Class A, Class PO and Class X Certificates

  Subordinated Certificates         Class M and Class B Certificates

    Class A Certificates               Class A-1, Class A-2, Class
                                    A-3, Class A-4, Class A-5, Class
                                          A-6, Class A-7, Class
                                    A-8, Class A-9, Class A-10, Class
                                      A-11, Class A-12, Class A-13,
                                      Class A-14, Class A-15, Class
                                      A-16, Class A-17, Class A-18,
                                      Class A-19, Class A-20, Class
                                A-21, Class A-22, Class A-R Certificates

    Class B Certificates       Class B-1, Class B-2, Class B-3, Class B-4
                                       and Class B-5 Certificates

     LIBOR Certificates                Class A-1, Class A-2, Class
                                 A-5, Class A-6, Class A-11, Class A-12
                                       and Class A-21 Certificates

Notional Amount Certificates           Class A-2, Class A-6, Class
                                A-12, Class A-22 and Class X Certificates

    Offered Certificates              Senior Certificates, Class M,
                                  Class B-1 and Class B-2 Certificates

RECORD DATE

The last business day of the month preceding the month of that distribution date.

DENOMINATIONS

Offered Certificates other than the Class A-7, Class A-9, Class A-10, Class A-19 and Class A-R Certificates:

$25,000 and multiples of $1.00 in excess thereof.

Class A-7, Class A-9, Class A-10 and Class A-19 Certificates:

$1,000 and multiples of $1.00 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

CLASS A-R CERTIFICATES

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

See "Description of the Certificates -- Book-Entry Certificates" in this free writing prospectus.

DISTRIBUTION DATES

Beginning on October 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for the certificates is the distribution date in November 2036. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

INTEREST PAYMENTS

The related interest accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table beginning on page 7.

On each distribution date, to the extent funds are available, each class of certificates will be entitled to receive or accrete:

- interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

-    any interest that was not paid or accreted on prior distribution dates;
     less

- any net interest shortfalls allocated to that class for that distribution date.

The Class A-13, Class A-14 and Class A-17 Certificates are accrual certificates. Interest will accrue on the Class A-13, Class A-14 and Class A-17 Certificates during each interest accrual period at a per annum rate of 6.00%. However, this accrued amount will not be distributed as interest to the Class A-13, Class A-14 and Class A-17 Certificates until the related accrual termination date, which is the earlier of:

- the date on which the class certificate balance of each class of subordinated certificates is reduced to zero; and

- in the case of the Class A-13 Certificates, the distribution date on which the class certificate balance of the Class A-11 Certificates is reduced to zero; or

- in the case of the Class A-14 Certificates, the distribution date on which the aggregate class certificate balance of the Class A-8, Class A-9, Class A-10, Class A-11 and Class A-13 Certificates is reduced to zero; or

- in the case of the Class A-17 Certificates, the distribution date on which the class certificate balance of the Class A-15 Certificates is reduced to zero.

This accrued and unpaid interest will be added to the class certificate balance of the Class A-13, Class A-14 and Class A-17 Certificates, as applicable, on the related distribution date.

On the first distribution date, all amounts on deposit in the Class A-5 reserve fund will be distributed to holders of the Class A-5 Certificates as an additional distribution of interest.

The Class PO Certificates do not bear interest.

See "Description of the Certificates -- Interest" in this free writing prospectus.

ALLOCATION OF NET INTEREST SHORTFALLS:

For any distribution date, the interest entitlement for each class of interest-bearing certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans resulting from:

-    prepayments on the mortgage loans; and

- reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls on any distribution date will be allocated pro rata among all senior and subordinate classes entitled to receive or accrete distributions of interest on that distribution date, based on their respective entitlements, in each case before taking into account any reduction in the amounts from net interest shortfalls.

If on any distribution date, available funds are not sufficient to make a full distribution or accretion of the interest entitlement on the certificates in the order described below under "-- Priority of Distributions Among Certificates", interest will be distributed or accreted on each class of certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

See "Description of the Certificates -- Interest" and "--Allocation of Interest Shortfalls" in this free writing prospectus.

CORRIDOR CONTRACTS

A supplemental interest trust created under the pooling and servicing agreement will have the benefit of four separate interest rate corridor contracts:

-    the Class A-1 corridor contract,

-    the Class A-5 corridor contract,

-    the Class A-11 corridor contract, and

-    the Class A-21 corridor contract.

Payments under the corridor contracts will be made to the Class A-1, Class A-5, Class A-11 and Class A-21 Certificates, as applicable, pursuant to the formulas described in "Description of the Certificates --The Corridor Contracts" and "The Corridor Contract Reserve Fund" in this free writing prospectus.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

Generally, all payments and other amounts in respect of principal of the mortgage loans will be allocated between the Class PO Certificates, on the one hand, and the senior certificates (other than the notional amount certificates and the Class PO Certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan with a net mortgage rate less than 6.00% will be equal to the net mortgage rate divided by 6.00% and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan with a net mortgage rate equal to or greater than 6.00%, the non-PO percentage will be 100% and the PO percentage will be 0%. The applicable non-PO percentage of those amounts will be allocated to the senior certificates (other than the notional amount certificates and the Class PO Certificates) as set forth below, and any remainder of the non-PO amount is allocated to the subordinated certificates:

- in the case of scheduled principal collections on the mortgage loans, the amount allocated to the senior certificates is based on the ratio of the aggregate class certificate balance of the senior certificates to the aggregate class certificate balance of all certificates, other than the Class PO Certificates; and

- in the case of principal prepayments the amount allocated to the senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

The notional amount certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts.

See "Description of the Certificates -- Principal" in this free writing prospectus.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will generally consist of the following amounts (after the fees and expenses described under the next heading are subtracted):

- all scheduled installments of interest and principal due and received on the mortgage loans in the applicable period, together with any advances with respect to them;

- all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

- net proceeds from the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

-    subsequent recoveries with respect to mortgage loans;

- partial or full prepayments collected during the applicable period, together with interest paid in connection with the prepayment (other than certain excess amounts payable to the master servicer) and the compensating interest; and

- any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

- the master servicing fee and additional servicing compensation due to the master servicer;

-    the trustee fee due to the trustee;

-    lender paid mortgage insurance premiums, if any;

- the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement; and

- all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.250% (referred to as the master servicing fee rate). The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges, including prepayment charges, and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans as described under "Description of the Certificates --Priority of Distributions Among Certificates".

SOURCE AND PRIORITY OF DISTRIBUTIONS:

The master servicing fee and any additional servicing compensations will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF DISTRIBUTIONS

Priority of Distributions Among Certificates

In general, on any distribution date, available funds will be distributed in the following order:

- to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest entitlements;

- to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

- to any deferred amounts payable on the Class PO Certificates, but only from amounts that would otherwise be distributed on that distribution date as principal of the subordinated certificates;

- to interest on and then principal of each class of subordinated certificates, in the order of their seniority, beginning with the Class M Certificates, in each case subject to the limitations set forth below; and

-    any remaining available amounts to the Class A-R Certificates.

Principal

On each distribution date up to and including the related accrual termination date, the amount of accrued interest on the Class A-13 Certificates added to its class certificate balance will be distributed as principal in the following order of priority:

- to the Class A-11 Certificates, in an amount up to the amount necessary to reduce its class certificate balance to its targeted balance for such distribution date (as described under "Principal Balance Schedules" in this free writing prospectus); and

- to the Class A-13 Certificates, until its class certificate balance is reduced to zero.

On each distribution date up to and including the related accrual termination date, the amount of accrued interest on the Class A-14 Certificates added to its class certificate balance will be distributed as principal in the following order of priority:

     (i) sequentially, to the Class A-8, Class A-9 and Class A-10 Certificates, in that order, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate planned balance for that distribution date (as described under "Principal Balance Schedules" in this free writing prospectus), until their respective class certificate balances are reduced to zero;

     (ii) to the Class A-11 Certificates, in an amount up to the amount necessary to reduce its class certificate balance to its targeted balance for that distribution date (as described under "Principal Balance Schedules" in this free writing prospectus);

     (iii) to the Class A-13 Certificates, until its class certificate balance is reduced to zero;

     (iv) to the Class A-11 Certificates, without regard to its targeted balance for that distribution date, until its class certificate balance is reduced to zero;

     (v) sequentially, to the Class A-8, Class A-9 and Class A-10 Certificates, in that order, without regard to their aggregate planned balance for that distribution date, until their respective class certificate balances are reduced to zero; and

     (vi) to the Class A-14 Certificates, until its class certificate balance is reduced to zero.

On each distribution date up to and including the related accrual termination date, the amount of accrued interest on the Class A-17 Certificates added to its class certificate balance will be distributed as principal in the following order of priority:

- to the Class A-15 Certificates, until its class certificate balance is reduced to zero; and

- to the Class A-17 Certificates, until its class certificate balance is reduced to zero.

Senior Certificates (other than the notional amount certificates and the Class PO Certificates):

On each distribution date, the non-PO formula principal amount, up to the amount of the senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

     (1) to the Class A-R Certificates, until its class certificate balance is reduced to zero;

     (2) concurrently, to the Class A-4 and Class A-18 Certificates, pro rata, the priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates -- Principal" in this free writing prospectus), until their respective class certificate balances are reduced to zero;

     (3) concurrently,

          (a) 61.8438320648% in the following order of priority:

               (i) concurrently:

               1. 35.0956447442% in the following order of priority:

                    (a) in an amount up to $1,000 on each distribution date, concurrently, to the Class A-1 and Class A-21 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

                    (b) in an amount up to $5,500 on each distribution date, to the Class A-5 Certificates, until its class certificate balance is reduced to zero;

                    (c) in an amount up to $830,000 on each distribution date, to the Class A-3 Certificates, until its class certificate balance is reduced to zero;

                    (d) concurrently, to the Class A-1 and Class A-21 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

                    (e) sequentially, to the Class A-5 and Class A-3 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

               2. 64.9043552558% in the following order of priority:

                    (a) in an amount up to $1,000 on each distribution date, to the Class A-15 Certificates, until its class certificate balance is reduced to zero;

                    (b) beginning with the distribution date in October 2007, in an amount up to $1,250,000 on each distribution date, to the Class A-16 Certificates, until its class certificate balance is reduced to zero;

                    (c) in an amount up to $1,430,000 on each distribution date, to the Class A-15 Certificates, until its class certificate balance is reduced to zero; and

                    (d) sequentially, to the Class A-17, Class A-15 and Class A-16 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

               (ii) concurrently, to the Class A-7, Class A-19 and Class A-20 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

          (b) 38.1561679352% in the following order of priority:

               (i) sequentially, to the Class A-8, Class A-9 and Class A-10 Certificates, in that order, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate planned balance for that distribution date (as described under "Principal Balance Schedules" in this free writing prospectus), until their respective class certificate balances are reduced to zero;

               (ii) to the Class A-11 Certificates, in an amount up to the amount necessary to reduce its class certificate balance to its targeted balance for that distribution date (as described under "Principal Balance Schedules" in this free writing prospectus);

               (iii) to the Class A-13 Certificates, until its class certificate balance is reduced to zero;

               (iv) to the Class A-11 Certificates, without regard to its targeted balance for that distribution date, until its class certificate balance is reduced to zero;

               (v) sequentially, to the Class A-8, Class A-9 and Class A-10 Certificates, in that order, without regard to their aggregate planned balance for that distribution date, until their respective class certificate balances are reduced to zero; and

               (vi) to the Class A-14 Certificates, until its class certificate balance is reduced to zero; and

     (4) concurrently, to the Class A-4 and Class A-18 Certificates, pro rata, without regard to the priority amount, until their respective class certificate balances are reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed to the Class PO Certificates in an amount equal to the lesser of (x) the PO formula principal amount for that distribution date and (y) the product of:

- available funds remaining after distribution or accretion of interest on the senior certificates; and

- a fraction, the numerator of which is the PO formula principal amount and the denominator of which is the sum of the PO formula principal amount and the senior principal distribution amount.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date, to the extent of available funds available therefor, the non-PO formula principal amount, up to the subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of seniority, beginning with the Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a "restricted class"), each restricted class will not receive distributions of partial principal prepayments and prepayments in full. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances, and distributed in the sequential order described above.

ALLOCATION OF REALIZED LOSSES

On each distribution date, the amount of any realized losses on the mortgage loans will be allocated as follows:

- the PO percentage of any realized losses on a discount mortgage loan will be allocated to the Class PO Certificates; provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on the Class PO Certificates (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts; and

- the non-PO percentage of any realized losses will be allocated in the following order of priority:

     - first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding, with the lowest distribution priority until their respective class certificate balances are reduced to zero, and

     - second, concurrently, to the classes of Class A Certificates (other than the notional amount certificates), pro rata, based upon their respective class certificate balances, or in the case of the Class A-13, Class A-14 and Class A-17 Certificates, on the basis of the lesser of their respective class certificate balances immediately prior to that distribution date and their respective initial class certificate balances, except that: (i) a portion of the non PO percentage of any realized losses that would otherwise be allocated to the Class A-3, Class A-4, Class A-8, Class A-9, Class A-10 and Class A-16 Certificates will instead be allocated to the Class A-18 Certificates, until its class certificate balance is reduced to zero and (ii) the non PO percentage of any realized losses that would otherwise be allocated to the Class A-19 Certificates will instead be allocated to the Class A-20 Certificates, until its class certificate balance is reduced to zero.

In addition, if, on any distribution date, following all distributions and the allocation of realized losses, the aggregate class certificate balance of all classes of certificates exceeds the pool principal balance, then the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of the excess.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of Class B Certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans, first to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under "-- Allocation of Losses."

Further, the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for the Class PO deferred amounts as described above under "-- Allocation of Losses."

Additionally, as described above under "-- Principal Payments," unless certain conditions are met, the senior prepayment percentage (which determines the allocation of the net principal prepayments between the senior certificates and the subordinated certificates) will exceed the senior percentage (which represents the senior certificates (other than the notional amount certificates and the Class PO Certificates) as a percentage of all the certificates (other than the notional amount certificates and the Class PO Certificates) for at least the first 9 years after the closing date. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute, with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of (x) the aggregate stated principal balance of the mortgage loans as of the initial cut-off date and (y) any pre-funded amounts.

TAX STATUS

For federal income tax purposes, the issuing entity (exclusive of the pre-funding account and the capitalized interest account) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class A-1, Class A-5, Class A-11 and Class A-21 Certificates will also represent the right to receive yield supplement amounts from the supplemental interest trust. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

The supplemental interest trust, corridor contracts and corridor contract reserve fund will not constitute any part of any REMIC described in the pooling and servicing agreement.

ERISA CONSIDERATIONS

The offered certificates (other than the Class PO, Class X and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. The Class A-1, Class A-5, Class A-11 and Class A-21 Certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the related corridor contract, unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions.

LEGAL INVESTMENT

The senior certificates and the Class M Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                MORTGAGE RATES(1)

                                MORTGAGE RATES(1)

                                                                                   WEIGHTED
                                 NUMBER                     PERCENT    AVERAGE     AVERAGE   WEIGHTED    WEIGHTED
                                   OF        AGGREGATE        OF      PRINCIPAL   REMAINING   AVERAGE     AVERAGE
                                 INITIAL     PRINCIPAL      INITIAL    BALANCE     TERM TO     FICO      ORIGINAL
                                MORTGAGE      BALANCE      MORTGAGE  OUTSTANDING   MATURITY   CREDIT   LOAN-TO-VALUE
MORTGAGE RATE (%)                 LOANS     OUTSTANDING      LOANS       ($)       (MONTHS)    SCORE     RATIO (%)
-----------------               --------  ---------------  --------  -----------  ---------  --------  -------------
5.625 ........................        1   $    372,181.00     0.06%   372,181.00     360        730        67.67
5.875 ........................        1        237,400.00     0.04    237,400.00     360        609        71.29
6.000 ........................        8      1,852,399.36     0.28    231,549.92     359        687        68.81
6.125 ........................       22      3,942,979.00     0.59    179,226.32     360        729        58.93
6.250 ........................       62     11,559,228.96     1.73    186,439.18     359        703        61.65
6.375 ........................      168     32,825,061.22     4.92    195,387.27     359        711        63.85
6.500 ........................      363     75,276,281.87    11.28    207,372.68     359        716        64.15
6.505 ........................        1        261,000.00     0.04    261,000.00     360        694        90.00
6.520 ........................        1        340,000.00     0.05    340,000.00     360        751        88.31
6.555 ........................        1        154,800.00     0.02    154,800.00     360        680        90.00
6.625 ........................      322     65,503,289.49     9.82    203,426.36     359        723        66.25
6.635 ........................        1        318,202.00     0.05    318,202.00     360        721        95.00
6.700 ........................        1        124,491.58     0.02    124,491.58     359        680        58.00
6.750 ........................      619    126,752,053.56    18.99    204,769.07     359        717        67.39
6.755 ........................        1        116,910.00     0.02    116,910.00     360        682        90.00
6.770 ........................        1        275,000.00     0.04    275,000.00     360        758        88.71
6.790 ........................        1        225,000.00     0.03    225,000.00     360        772        87.89
6.875 ........................      845    181,795,127.39    27.24    215,142.16     360        715        67.61
7.000 ........................      288     61,084,251.93     9.15    212,098.10     360        716        65.35
7.045 ........................        1        124,200.00     0.02    124,200.00     360        647        90.00
7.055 ........................        1         94,827.79     0.01     94,827.79     359        685        88.69
7.125 ........................      241     50,357,734.79     7.55    208,953.26     360        707        69.81
7.130 ........................        1        304,200.00     0.05    304,200.00     360        797        90.00
7.240 ........................        1         52,000.00     0.01     52,000.00     359        791        15.57
7.250 ........................      127     25,048,480.13     3.75    197,232.13     358        706        65.48
7.300 ........................        1        148,500.00     0.02    148,500.00     360        748        90.00
7.365 ........................        1        254,700.00     0.04    254,700.00     360        715        90.00
7.375 ........................       80     16,402,879.95     2.46    205,036.00     360        709        67.91
7.500 ........................       43      7,357,424.31     1.10    171,102.89     360        691        64.02
7.625 ........................       17      2,792,507.49     0.42    164,265.15     360        715        67.70
7.675 ........................        1        148,500.00     0.02    148,500.00     360        695        89.46
7.875 ........................        3        744,578.00     0.11    248,192.67     359        649        74.56

                                                                                   WEIGHTED
                                 NUMBER                     PERCENT    AVERAGE     AVERAGE   WEIGHTED    WEIGHTED
                                   OF        AGGREGATE        OF      PRINCIPAL   REMAINING   AVERAGE     AVERAGE
                                 INITIAL     PRINCIPAL      INITIAL    BALANCE     TERM TO     FICO      ORIGINAL
                                MORTGAGE      BALANCE      MORTGAGE  OUTSTANDING   MATURITY   CREDIT   LOAN-TO-VALUE
MORTGAGE RATE (%)                 LOANS     OUTSTANDING      LOANS       ($)       (MONTHS)    SCORE     RATIO (%)
-----------------               --------  ---------------  --------  -----------  ---------  --------  -------------
8.000 ........................        1        135,000.00     0.02    135,000.00     360        606        57.45
8.500 ........................        2        342,800.00     0.05    171,400.00     360        614        83.64
                                  -----   ---------------   ------
   Total .....................    3,228   $667,323,989.82   100.00%
                                  =====   ===============   ======

----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of the interest premium charge by the related lenders. As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans (as so adjusted) was approximately 6.810% per annum. Without the adjustment, the weighted average mortgage rate of the Initial Mortgage Loans was approximately 6.812% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                             WEIGHTED
                                 NUMBER                     PERCENT    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                   OF        AGGREGATE        OF      PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
RANGE OF                         INITIAL     PRINCIPAL      INITIAL    BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
CURRENT MORTGAGE                MORTGAGE      BALANCE      MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN PRINCIPAL BALANCES ($)       LOANS     OUTSTANDING      LOANS       ($)       RATE(%)   (MONTHS)    SCORE     RATIO (%)
---------------------------     --------  ---------------  --------  -----------  --------  ---------  --------  -------------
      0.01 - 50,000.00 .......       38   $  1,636,569.16     0.25%    43,067.61    6.895      354        727        35.16
 50,000.01 - 100,000.00 ......      328     26,300,649.48     3.94     80,184.91    6.831      358        718        51.55
100,000.01 - 150,000.00 ......      633     80,394,644.78    12.05    127,005.76    6.806      359        717        63.17
150,000.01 - 200,000.00 ......      768    135,219,703.05    20.26    176,067.32    6.794      360        717        66.97
200,000.01 - 250,000.00 ......      550    123,551,341.35    18.51    224,638.80    6.821      359        713        68.27
250,000.01 - 300,000.00 ......      380    104,578,442.16    15.67    275,206.43    6.831      360        710        69.21
300,000.01 - 350,000.00 ......      235     76,321,024.99    11.44    324,770.32    6.804      359        711        68.67
350,000.01 - 400,000.00 ......      190     71,812,089.86    10.76    377,958.37    6.821      360        708        67.88
400,000.01 - 450,000.00 ......       74     30,793,162.15     4.61    416,123.81    6.748      359        722        63.47
450,000.01 - 500,000.00 ......       18      8,670,390.17     1.30    481,688.34    6.847      360        733        70.99
500,000.01 - 550,000.00 ......        8      4,226,000.00     0.63    528,250.00    6.878      360        738        71.95
550,000.01 - 600,000.00 ......        2      1,134,022.67     0.17    567,011.34    6.753      359        756        72.01
600,000.01 - 650,000.00 ......        3      1,884,000.00     0.28    628,000.00    7.086      360        741        70.30
750,000.01 - 1,000,000.00 ....        1        801,950.00     0.12    801,950.00    7.000      360        788        72.90
                                  -----   ---------------   ------
   Total .....................    3,228   $667,323,989.82   100.00%
                                  =====   ===============   ======

----------
(1) As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans was approximately $206,730.

                              FICO CREDIT SCORES(1)

                                                                                             WEIGHTED
                                 NUMBER                     PERCENT    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                   OF        AGGREGATE        OF      PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                 INITIAL     PRINCIPAL      INITIAL    BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
RANGE OF                        MORTGAGE      BALANCE      MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
FICO CREDIT SCORES                LOANS     OUTSTANDING      LOANS       ($)       RATE(%)   (MONTHS)    SCORE     RATIO (%)
------------------              --------  ---------------  --------  -----------  --------  ---------  --------  -------------
619 and Below ................       20   $  3,470,477.00     0.52%   173,523.85    7.204      360        611        71.42
620-639 ......................      262     54,576,429.59     8.18    208,306.98    6.839      359        630        64.86
640-659 ......................      263     54,865,496.67     8.22    208,614.06    6.788      358        650        62.43
660-679 ......................      371     77,601,978.15    11.63    209,169.75    6.809      359        669        64.75
680-699 ......................      369     77,376,246.29    11.60    209,691.72    6.832      359        690        62.21
700-719 ......................      406     87,811,809.34    13.16    216,285.24    6.815      359        709        66.77
720 and Above ................    1,508    306,294,567.49    45.90    203,113.11    6.799      360        762        69.14
Not Available ................       29      5,326,985.29     0.80    183,689.15    6.970      359        N/A        73.52
                                  -----   ---------------   ------
   Total .....................    3,228   $667,323,989.82   100.00%
                                  =====   ===============   ======

----------
(1) As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans was approximately 715.

                             DOCUMENTATION PROGRAMS

                                                                                             WEIGHTED
                                 NUMBER                     PERCENT    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                   OF        AGGREGATE        OF      PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                 INITIAL     PRINCIPAL      INITIAL    BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
                                MORTGAGE      BALANCE      MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
DOCUMENTATION PROGRAM             LOANS     OUTSTANDING      LOANS       ($)       RATE(%)   (MONTHS)    SCORE     RATIO (%)
---------------------           --------  ---------------  --------  -----------  --------  ---------  --------  -------------
CLUES Plus ...................       14   $  2,590,884.97     0.39%   185,063.21    6.848      350        713        60.96
Full/Alternative .............      429     77,818,901.56    11.66    181,396.04    6.690      359        698        68.18
No Income/No Asset ...........      522     94,261,952.59    14.13    180,578.45    6.880      360        705        55.90
No Ratio .....................      258     57,257,305.91     8.58    221,927.54    6.847      360        722        65.75
Preferred ....................      167     36,338,545.30     5.45    217,596.08    6.726      360        752        60.95
Reduced ......................    1,680    364,601,095.71    54.64    217,024.46    6.821      359        717        70.31
Stated Income/Stated Asset ...      157     34,368,103.78     5.15    218,905.12    6.832      359        697        62.07
Streamlined ..................        1         87,200.00     0.01     87,200.00    6.375      360        746        32.48
                                  -----   ---------------   ------
   Total .....................    3,228   $667,323,989.82   100.00%
                                  =====   ===============   ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                            WEIGHTED
                                 NUMBER                     PERCENT    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                   OF        AGGREGATE        OF      PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                 INITIAL     PRINCIPAL      INITIAL    BALANCE    MORTGAGE   TERM TO     FICO       ORIGINAL
RANGE OF ORIGINAL               MORTGAGE      BALANCE      MORTGAGE  OUTSTANDING    RATE     MATURITY   CREDIT   LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING      LOANS       ($)         (%)     (MONTHS)    SCORE     RATIO (%)
------------------------        --------  ---------------  --------  -----------  --------  ---------  --------  -------------
50.00 or less ................      730   $122,069,417.15    18.29%   167,218.38    6.787      359        713        39.18
50.01 to 55.00 ...............      209     43,508,936.75     6.52    208,176.73    6.777      359        708        52.73
55.01 to 60.00 ...............      233     51,040,935.87     7.65    219,059.81    6.791      359        697        57.66
60.01 to 65.00 ...............      227     50,289,749.20     7.54    221,540.75    6.780      360        702        62.84
65.01 to 70.00 ...............      205     49,641,274.86     7.44    242,152.56    6.854      360        693        68.18
70.01 to 75.00 ...............      204     48,074,877.89     7.20    235,661.17    6.881      359        701        73.53
75.01 to 80.00 ...............    1,309    278,933,879.29    41.80    213,089.29    6.803      360        727        79.67
80.01 to 85.00 ...............        6      1,288,722.59     0.19    214,787.10    6.524      359        735        83.38
85.01 to 90.00 ...............       71     14,603,300.41     2.19    205,680.29    7.004      360        718        89.36
90.01 to 95.00 ...............       30      6,858,800.65     1.03    228,626.69    7.042      359        733        94.25
95.01 to 100.00 ..............        4      1,014,095.16     0.15    253,523.79    7.127      360        709        99.07
                                  -----   ---------------   ------
   Total .....................    3,228   $667,323,989.82   100.00%
                                  =====   ===============   ======

----------
(1) As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans was approximately 66.66%.

(2) Does not take into account any secondary financing on the mortgage loans that may exist at the time of origination.

                  ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)(2)

                                                                                            WEIGHTED
                                 NUMBER                     PERCENT    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                   OF        AGGREGATE        OF      PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                 INITIAL     PRINCIPAL      INITIAL    BALANCE    MORTGAGE   TERM TO     FICO       ORIGINAL
RANGE OF ORIGINAL COMBINED      MORTGAGE      BALANCE      MORTGAGE  OUTSTANDING    RATE     MATURITY   CREDIT   LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING      LOANS       ($)         (%)     (MONTHS)    SCORE     RATIO (%)
---------------------------     --------  ---------------  --------  -----------  --------  ---------  --------  -------------
50.00 or less ................      696   $114,889,473.99    17.22%   165,071.08    6.787      359        713        38.96
50.01 - 55.00 ................      200     41,863,064.30     6.27    209,315.32    6.786      359        708        52.36
55.01 - 60.00 ................      228     49,723,471.95     7.45    218,085.40    6.792      358        697        57.21
60.01 - 65.00 ................      212     46,606,327.45     6.98    219,841.17    6.768      360        700        62.34
65.01 - 70.00 ................      187     45,501,459.09     6.82    243,323.31    6.853      360        691        67.49
70.01 - 75.00 ................      177     42,312,282.24     6.34    239,052.44    6.881      359        696        73.22
75.01 - 80.00 ................      483    107,142,555.43    16.06    221,827.24    6.792      360        704        78.39
80.01 - 85.00 ................       23      5,910,966.59     0.89    256,998.55    6.794      360        703        71.77
85.01 - 90.00 ................      147     31,923,516.07     4.78    217,166.78    6.944      360        715        81.36
90.01 - 95.00 ................      113     24,848,981.79     3.72    219,902.49    6.866      359        735        81.27
95.01 - 100.00 ...............      762    156,601,890.92    23.47    205,514.29    6.805      360        744        79.54
                                  -----   ---------------   ------
   Total .....................    3,228   $667,323,989.82   100.00%
                                  =====   ===============   ======

----------
(1) As of the initial cut-off date, the weighted average original Combined Loan-to-Value Ratio of the Initial Mortgage Loans was approximately 72.74%.

(2) Takes into account any secondary financing on the mortgage loans that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                            WEIGHTED
                                 NUMBER                     PERCENT    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                   OF        AGGREGATE        OF      PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                 INITIAL     PRINCIPAL      INITIAL    BALANCE    MORTGAGE   TERM TO     FICO       ORIGINAL
                                MORTGAGE      BALANCE      MORTGAGE  OUTSTANDING    RATE     MATURITY   CREDIT   LOAN-TO-VALUE
STATE                             LOANS     OUTSTANDING      LOANS       ($)         (%)     (MONTHS)    SCORE     RATIO (%)
-----                           --------  ---------------  --------  -----------  --------  ---------  --------  -------------
Arizona ......................      181   $ 37,331,377.46     5.59%   206,250.70    6.861      360        710        68.23
California ...................      485    127,498,377.78    19.11    262,883.25    6.811      360        712        60.42
Colorado .....................       98     19,983,031.06     2.99    203,908.48    6.787      359        732        71.03
Florida ......................      354     69,447,314.05    10.41    196,178.85    6.886      359        703        66.38
Georgia ......................       71     13,412,539.26     2.01    188,909.00    6.800      360        714        72.93
Illinois .....................       94     21,864,251.46     3.28    232,598.42    6.864      360        705        68.38
Maryland .....................       65     14,456,157.72     2.17    222,402.43    6.730      358        708        61.73
Massachusetts ................       60     15,628,665.54     2.34    260,477.76    6.859      359        709        64.56
Michigan .....................       93     14,288,054.48     2.14    153,634.99    6.809      360        733        72.19
Nevada .......................      108     24,337,585.25     3.65    225,348.01    6.844      360        714        68.79
New Jersey ...................       75     16,268,726.27     2.44    216,916.35    6.777      360        705        56.96
New York .....................       92     24,656,392.07     3.69    268,004.26    6.777      358        706        57.85
North Carolina ...............       85     14,439,041.24     2.16    169,871.07    6.847      360        716        68.58
Oregon .......................      102     20,398,302.28     3.06    199,983.36    6.809      360        722        70.33
Pennsylvania .................       85     14,849,761.80     2.23    174,703.08    6.792      358        707        71.97
Texas ........................      248     38,961,679.32     5.84    157,103.55    6.811      360        727        75.94
Utah .........................       82     17,162,757.01     2.57    209,301.91    6.745      360        725        73.26
Virginia .....................       71     15,625,532.60     2.34    220,077.92    6.802      360        720        64.08
Washington ...................      126     28,060,895.02     4.20    222,705.52    6.784      360        720        68.25
Other (less than 2%) .........      653    118,653,548.15    17.78    181,705.28    6.777      359        720        68.63
                                  -----   ---------------   ------
   Total .....................    3,228   $667,323,989.82   100.00%
                                  =====   ===============   ======

----------
(1) The Other row in the preceding table includes 31 other states and the District of Columbia with under 2% concentrations individually. No more than approximately 0.314% of the Initial Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                                                             WEIGHTED
                                 NUMBER                     PERCENT    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                   OF        AGGREGATE        OF      PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                 INITIAL     PRINCIPAL      INITIAL    BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
                                MORTGAGE      BALANCE      MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN PURPOSE                      LOANS     OUTSTANDING      LOANS       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------                    --------  ---------------  --------  -----------  --------  ---------  --------  -------------
Refinance (Cash-Out) .........    1,254   $263,670,612.53    39.51%   210,263.65    6.794      359        694        59.39
Purchase .....................    1,534    308,871,297.02    46.29    201,350.26    6.833      360        735        74.03
Refinance (Rate/Term) ........      440     94,782,080.27    14.20    215,413.82    6.795      359        706        62.86
                                  -----   ---------------   ------
   Total .....................    3,228   $667,323,989.82   100.00%
                                  =====   ===============   ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                             WEIGHTED
                                 NUMBER                     PERCENT    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                   OF        AGGREGATE        OF      PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                 INITIAL     PRINCIPAL      INITIAL    BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
                                MORTGAGE      BALANCE      MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
PROPERTY TYPE                     LOANS     OUTSTANDING      LOANS       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
-------------                   --------  ---------------  --------  -----------  --------  ---------  --------  -------------
2-4 Family Residence .........      203   $ 55,301,008.51     8.29%   272,418.76    6.854      358        725        65.55
Condominium Hotel ............        3        579,506.00     0.09    193,168.67    7.344      360        737        78.77
High-rise Condominium ........       20      3,899,462.00     0.58    194,973.10    6.796      360        725        67.20
Low-rise Condominium .........      209     39,087,407.22     5.86    187,021.09    6.835      359        734        71.01
Planned Unit Development .....      765    165,673,495.87    24.83    216,566.66    6.827      360        720        69.79
Single Family Residence ......    2,028    402,783,110.22    60.36    198,611.00    6.797      359        709        65.08
                                  -----   ---------------   ------
   Total .....................    3,228   $667,323,989.82   100.00%
                                  =====   ===============   ======

                               OCCUPANCY TYPES(1)

                                                                                             WEIGHTED
                                 NUMBER                     PERCENT    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                   OF        AGGREGATE        OF      PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                 INITIAL     PRINCIPAL      INITIAL    BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
                                MORTGAGE      BALANCE      MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
OCCUPANCY TYPE                    LOANS     OUTSTANDING      LOANS       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------------                  --------  ---------------  --------  -----------  --------  ---------  --------  -------------
Investment Property ..........      292   $ 52,301,706.92     7.84%   179,115.43    6.897      359        733        63.90
Primary Residence ............    2,736    575,525,590.67    86.24    210,352.92    6.801      359        712        66.58
Secondary Residence ..........      200     39,496,692.23     5.92    197,483.46    6.862      360        725        71.48
                                  -----   ---------------   ------
   Total .....................    3,228   $667,323,989.82   100.00%
                                  =====   ===============   ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                 NUMBER                     PERCENT    AVERAGE              WEIGHTED     WEIGHTED
                                   OF        AGGREGATE        OF      PRINCIPAL   WEIGHTED   AVERAGE     AVERAGE
                                 INITIAL     PRINCIPAL      INITIAL    BALANCE     AVERAGE    FICO       ORIGINAL
REMAINING TERM                  MORTGAGE      BALANCE      MORTGAGE  OUTSTANDING  MORTGAGE   CREDIT   LOAN-TO-VALUE
TO MATURITY (MONTHS)              LOANS     OUTSTANDING      LOANS       ($)      RATE (%)    SCORE     RATIO (%)
--------------------            --------  ---------------  --------  -----------  --------  --------  -------------
360 ..........................    2,820   $580,297,065.94    86.96%   205,779.10    6.803      714        66.99
359 ..........................      320     69,532,129.46    10.42    217,287.90    6.871      722        64.16
358 ..........................       43      9,637,541.00     1.44    224,128.86    6.868      708        68.75
357 ..........................       10      2,116,557.23     0.32    211,655.72    6.963      716        66.53
356 ..........................        2        171,383.94     0.03     85,691.97    6.698      653        80.00
355 ..........................        6      1,065,534.95     0.16    177,589.16    7.045      695        77.33
354 ..........................        1        103,413.86     0.02    103,413.86    7.125      647        80.00
353 ..........................        2        233,694.48     0.04    116,847.24    6.780      739        54.78
350 ..........................        1        244,800.00     0.04    244,800.00    7.000      736        80.00
349 ..........................        1        206,029.44     0.03    206,029.44    7.000      717        49.52
345 ..........................        1         99,679.72     0.01     99,679.72    7.125      731        75.00
343 ..........................        1        101,533.67     0.02    101,533.67    6.875      797        32.85
300 ..........................       11      2,246,205.00     0.34    204,200.45    6.672      680        56.00
240 ..........................        7        931,500.00     0.14    133,071.43    6.659      671        42.71
239 ..........................        1         97,806.09     0.01     97,806.09    6.750      667        56.00
215 ..........................        1        239,115.04     0.04    239,115.04    7.250      712        75.00
                                  -----   ---------------   ------
   Total .....................    3,228   $667,323,989.82   100.00%
                                  =====   ===============   ======

----------
(1) As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans was approximately 359 months.

                      INTEREST ONLY PERIODS AT ORIGINATION

                                                                                             WEIGHTED
                                 NUMBER                     PERCENT    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                   OF        AGGREGATE        OF      PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                 INITIAL     PRINCIPAL      INITIAL    BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
INTEREST ONLY PERIOD            MORTGAGE      BALANCE      MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
(MONTHS)                          LOANS     OUTSTANDING      LOANS       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------------------            --------  ---------------  --------  -----------  --------  ---------  --------  -------------
0 ............................    2,517   $500,505,814.92    75.00%   198,850.14    6.770      359        713        66.08
120 ..........................      686    162,068,480.90    24.29    236,251.43    6.943      360        720        69.01
180 ..........................       25      4,749,694.00     0.71    189,987.76    6.809      360        737        47.61
                                  -----   ---------------   ------
   Total .....................    3,228   $667,323,989.82   100.00%
                                  =====   ===============   ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                             WEIGHTED
                                 NUMBER                     PERCENT    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                   OF        AGGREGATE        OF      PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                 INITIAL     PRINCIPAL      INITIAL    BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
PREPAYMENT CHARGE               MORTGAGE      BALANCE      MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
PERIOD (MONTHS)                   LOANS     OUTSTANDING      LOANS       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
-----------------               --------  ---------------  --------  -----------  --------  ---------  --------  -------------
0 ............................    2,820   $589,112,403.35    88.28%   208,905.11    6.800      359        715        65.76
5 ............................        2        651,200.00     0.10    325,600.00    6.875      360        757        74.63
6 ............................        9      1,782,062.65     0.27    198,006.96    7.208      360        687        67.27
12 ...........................       10      1,827,516.26     0.27    182,751.63    7.143      358        713        69.32
36 ...........................       54     11,507,567.76     1.72    213,103.11    7.086      359        702        70.76
60 ...........................      333     62,443,239.80     9.36    187,517.24    6.852      360        713        74.21
                                  -----   ---------------   ------
   Total .....................    3,228   $667,323,989.82   100.00%
                                  =====   ===============   ======

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

     The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

     The Mortgage Pass-Through Certificates, Series 2006-31CB, will consist of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-21, Class A-22, Class X, Class PO, Class A-R, Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates. Only the classes of certificates listed on the cover page are being offered by this free writing prospectus.

When describing the certificates in this free writing prospectus, we use the following terms:

         DESIGNATION                           CLASSES OF CERTIFICATES
         -----------           -------------------------------------------------------
     Senior Certificates             Class A, Class PO and Class X Certificates

  Subordinated Certificates               Class M and Class B Certificates

    Class A Certificates       Class A-1, Class A-2, Class A-3, Class A-4, Class A-5,
                               Class A-6, Class A-7, Class A-8, Class A-9, Class A-10,
                                   Class A-11, Class A-12, Class A-13, Class A-14,
                                   Class A-15, Class A-16, Class A-17, Class A-18,
                                   Class A-19, Class A-20, Class A-21, Class A-22
                                             and Class A-R Certificates

    Class B Certificates           Class B-1, Class B-2, Class B-3, Class B-4 and
                                               Class B-5 Certificates

     LIBOR Certificates        Class A-1, Class A-2, Class A-5, Class A-6, Class A-11,
                                       Class A-12 and Class A-21 Certificates

Notional Amount Certificates        Class A-2, Class A-6, Class A-12, Class A-22
                                              and Class X Certificates

    Offered Certificates             Senior Certificates, Class M Certificates,
                                        Class B-1 and Class B-2 Certificates

The certificates are generally referred to as the following types:

          CLASS                                    TYPE
          -----             -------------------------------------------------
Class A-1                           Senior/Floating Pass-Through Rate

Class A-2                         Senior/Inverse Floating Pass-Through
                                   Rate/Notional Amount/Interest Only

Class A-3                      Senior/Fixed Pass-Through Rate/Super Senior

Class A-4                    Senior/Fixed Pass-Through Rate/NAS/Super Senior

Class A-5                           Senior/Floating Pass-Through Rate

Class A-6                         Senior/Inverse Floating Pass-Through
                                   Rate/Notional Amount/Interest Only

Class A-7                            Senior/Fixed Pass-Through Rate

Class A-8                    Senior/Fixed Pass-Through Rate/Planned Balance/
                                     Accretion Directed/Super Senior

Class A-9                    Senior/Fixed Pass-Through Rate/Planned Balance/
                                     Accretion Directed/Super Senior

Class A-10                   Senior/Fixed Pass-Through Rate/Planned Balance/
                                     Accretion Directed/Super Senior

Class A-11                     Senior/Floating Pass-Through Rate/Targeted
                                       Balance/Accretion Directed

Class A-12                        Senior/Inverse Floating Pass-Through
                                   Rate/Notional Amount/Interest Only

Class A-13                              Senior/Fixed Pass-Through
                                Rate/Accrual/Accretion Directed/Companion

Class A-14                       Senior/Fixed Pass-Through Rate/Accrual

Class A-15                  Senior/Fixed Pass-Through Rate/Accretion Directed

Class A-16                     Senior/Fixed Pass-Through Rate/Super Senior

Class A-17                       Senior/Fixed Pass-Through Rate/Accrual

Class A-18                     Senior/Fixed Pass-Through Rate/NAS/Support

Class A-19                     Senior/Fixed Pass-Through Rate/Super Senior

Class A-20                       Senior/Fixed Pass-Through Rate/Support

Class A-21                          Senior/Floating Pass-Through Rate

Class A-22                       Senior/Fixed Pass-Through Rate/Notional
                                          Amount/ Interest Only

Class X                            Senior/ Variable Pass-Through Rate/
                                     Notional Amount/ Interest Only

Class PO                                 Senior/ Principal Only

Class A-R                       Senior/ Fixed Pass-Through Rate/ Residual

Subordinated Certificates         Subordinate/ Fixed Pass- Through Rate

     The Class B-3, Class B-4 and Class B-5 Certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

     The senior certificates will have an initial aggregate class certificate balance of approximately $836,854,096, and will evidence in the aggregate an initial beneficial ownership interest of approximately 95.75% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

                                     INITIAL BENEFICIAL
CLASS OF SUBORDINATED CERTIFICATES   OWNERSHIP INTEREST
----------------------------------   ------------------
Class M...........................          2.00%
Class B-1.........................          0.75%
Class B-2.........................          0.55%
Class B-3.........................          0.40%
Class B-4.........................          0.30%
Class B-5.........................          0.25%

CALCULATION OF CLASS CERTIFICATE BALANCE

     The "Class Certificate Balance" of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

     - all amounts previously distributed to holders of certificates of the class as payments of principal,

     -    the amount of Realized Losses allocated to the class, and

     - in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under "-- Allocation of Losses," and in the case of the Class A-13, Class A-14 and Class A-17 Certificates, increased by

     - all interest accrued and added to their respective Class Certificate Balances prior to that Distribution Date;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries distributed as principal to any class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates. See "The Agreements - Realization Upon Defaulted Mortgage Loans - Application of Liquidation Proceeds" in the prospectus.

     In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the mortgage loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

NOTIONAL AMOUNT CERTIFICATES

     The Class A-2, Class A-6, Class A-12, Class A-22 and Class X Certificates are notional amount certificates.

     The notional amount of the Class A-2 Certificates for any Distribution Date will equal the aggregate Class Certificate Balance of the Class A-1 and Class A-21 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class A-6 Certificates for any Distribution Date will equal the Class Certificate Balance of the Class A-5 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class A-12 Certificates for any Distribution Date will equal the Class Certificate Balance of the Class A-11 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class A-22 Certificates for any Distribution Date will equal the product of (i) the Class Certificate Balance of the Class A-8 Certificates immediately prior to such Distribution Date and (ii) a fraction, the numerator of which is 0.25 and the denominator of which is 6.00.

     The notional amount of the Class X Certificates for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date).

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

     The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates which in the aggregate will equal the initial Class Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book entry certificates (other than the Class A-7, Class A-9, Class A-10 and Class A-19 Certificates) in minimum denominations representing an original principal amount or notional amount of $25,000 and in integral multiples of $1.00 in excess thereof. Investors may hold the beneficial interests in the Class A-7, Class A-9, Class A-10 and Class A-19 Certificates in minimum denominations representing an original principal amount of $1,000 and in integral multiples of $1.00 in excess thereof. The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Securities -- Book-Entry Registration of Securities," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

     Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

     For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities -- Book-Entry Registration of Securities" in the prospectus.

     Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DETERMINATION OF LIBOR

     The LIBOR Certificates will bear interest during their initial interest accrual period at the applicable initial pass-through rates set forth in the table under "-- Interest" below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under "-- Interest" below.

     LIBOR applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date, the trustee, as Calculation Agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.

     If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under "Description of the Securities -- Indices Applicable to Floating Rate and Inverse Floating Rate Classes -- LIBOR."

     If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next interest accrual period will be 5.33%.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     Certificate Account. On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

          - all payments on account of principal on the mortgage loans, including principal prepayments;

          - all payments on account of interest on the mortgage loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

          - all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

          - any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

          - any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

          -    all substitution adjustment amounts; and

          -    all advances made by the master servicer.

     Prior to their deposit into the Certificate Account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities" in the prospectus.

     The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

          - to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer);

          - to reimburse each of the master servicer and the trustee for unreimbursed advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the mortgage loan(s) in respect of which any such advance was made;

          - to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable advance and identifying the related mortgage loan(s), and their respective portions of the nonrecoverable advance);

          - to reimburse the master servicer for insured expenses from the related insurance proceeds;

          - to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

          - to pay to the purchaser, with respect to each mortgage loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such mortgage loan after the date of such purchase;

          - to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

          - to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

          - to withdraw an amount equal to the sum of (a) the Available Funds and (b) the trustee fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

          - to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

     The master servicer is required to maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

     Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds and the trustee fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). Upon termination of the Funding Period, the trustee will deposit into the Distribution Account any amounts remaining in the Pre-Funding Account, other than the investment earnings, for distribution to the senior certificates. The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

          - the aggregate amount remitted by the master servicer to the trustee; and

          - any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

     The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

          -    to pay the trustee fee to the trustee;

          - to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

          - to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

          - to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

     There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the mortgage loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     The Certificate Account, the Distribution Account, the Pre-funding Account and the Capitalized Interest Account. All funds in the Certificate Account, the Distribution Account, the Pre-funding Account and the Capitalized Interest Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. In the case of:

          - the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein;

          - the Pre-funding Account, all income and gain net of any losses realized from the investment will be for the benefit of the depositor and will be remitted to the depositor as described herein; and

          - the Capitalized Interest Account, any amounts remaining after making distributions of interest on the first Distribution Date following the end of the Funding Period will be paid to the depositor and will not thereafter be available for distribution to certificateholders.

     The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The amount of any losses incurred in the Pre-funding Account or the Capitalized Interest Account in respect of the investments will be deposited by the Depositor into the Pre-funding Account or Capitalized Interest Account, as applicable out of the depositor's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account, the Pre-funding Account or the Capitalized Interest Account and made in accordance with the pooling and servicing agreement.

     The Corridor Contract Reserve Fund and Class A-5 Reserve Fund. Funds in the Corridor Contract Reserve Fund and the Class A-5 Reserve Fund will remain uninvested.

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

 TYPE / RECIPIENT(1)                 AMOUNT                GENERAL PURPOSE                 SOURCE(2)                   FREQUENCY
----------------------   ------------------------------   ----------------   -------------------------------------   ------------
FEES
Master Servicing Fee /   One-twelfth of the Stated        Compensation       Amounts on deposit in the Certificate        Monthly
Master Servicer          Principal Balance of each                           Account representing payments of
                         mortgage loan multiplied by                         interest and application of
                         the master servicing fee rate                       liquidation proceeds with respect to
                         (3)                                                 that mortgage loan

                         -    All late payment            Compensation       Payments made by obligors with          Time to time
                              fees, assumption fees and                      respect to the mortgage loans
                              other similar charges
                              including prepayment
                              charges

                         -    All investment income       Compensation       Investment income related to the             Monthly
                              earned on amounts on                           Certificate Account and the
                              deposit in the                                 Distribution Account
                              Certificate Account and
                              Distribution Account.

                         -    Excess Proceeds (4)         Compensation       Liquidation proceeds and Subsequent     Time to time
                                                                             Recoveries

Trustee Fee (the         One-twelfth of the Trustee Fee   Compensation       Amounts on deposit in the Certificate        Monthly
"Trustee Fee") /         Rate multiplied by the                              Account or the Distribution Account
Trustee                  aggregate Stated Principal
                         Balance of the outstanding
                         mortgage loans. (5)
Expenses
Insured expenses /       Expenses incurred by the         Reimbursement of   To the extent the expenses are          Time to time
Master Servicer          master servicer                  Expenses           covered by an insurance policy with
                                                                             respect to the mortgage loan

Servicing Advances /     To the extent of funds           Reimbursement of   With respect to each mortgage loan,     Time to time
Master Servicer          available, the amount of any     Expenses           late recoveries of the payments of
                         Servicing Advances.                                 the costs and expenses, liquidation
                                                                             proceeds, Subsequent Recoveries,
                                                                             purchase proceeds or repurchase
                                                                             proceeds for that mortgage loan (6)

Indemnification          Amounts for which the sellers,   Indemnification    Amounts on deposit on the Certificate        Monthly
expenses / the           the master servicer and                             Account.
sellers, the master      depositor are entitled to
servicer and the         indemnification (7)
depositor

----------
(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The master servicing fee rate for each mortgage loan will equal 0.250% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full.

(4) "Excess Proceeds" with respect to a liquidated mortgage loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the mortgage loan plus (ii) accrued interest on the mortgage loan at the mortgage rate during each Due Period as to which interest was not paid or advanced on the mortgage loan.

(5)  The "Trustee Fee Rate" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a mortgage loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in October 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the Record Date. The "Record Date" for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this free writing prospectus, distributions will be made on each Distribution Date from Available Funds in the following order of priority:

     - to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest entitlements;

     - to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates -- Principal" in this free writing prospectus in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

     - to any Class PO Deferred Amounts with respect to the Class PO Certificates, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates;

     - to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth under "Description of the Certificates -- Interest" and "-- Principal" in this free writing prospectus; and

     -    from any remaining available amounts, to the Class A-R Certificates.

     "Available Funds" for any Distribution Date will be equal to the sum of:

     - all scheduled installments of interest (net of the related Expense Fees and premiums in respect of lender paid primary mortgage insurance on a mortgage loan) and principal due on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

     - all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries;

     - all partial or full prepayments received during the related Prepayment Period, together with all interest paid in connection with those payments, other than certain excess amounts and Compensating Interest;

     - amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by the related seller or the master servicer as of the Distribution Date; and

     - for each Distribution Date during, and the Distribution Date immediately after the Funding Period, any amounts required pursuant to the pooling and servicing agreement to be deposited from the Capitalized Interest Account, and for the first Distribution Date following the Funding Period, any amounts remaining in the Pre-funding Account after the end of the Funding Period (net of any investment income thereon), reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

     Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates set forth on the cover page hereof or as described below.

     LIBOR Certificates.

     Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the Initial Pass-Through Rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable Maximum and Minimum Pass-Through Rates, at the per annum rate determined by reference to LIBOR as described below:

                    INITIAL         MAXIMUM/MINIMUM    FORMULA FOR CALCULATION OF CLASS
CLASS          PASS-THROUGH RATE   PASS-THROUGH RATE           PASS-THROUGH RATE
-----          -----------------   -----------------   --------------------------------
Class A-1...         5.83%            6.00%/0.50%                LIBOR + 0.50%
Class A-2...         0.17%            5.50%/0.00%                5.50% - LIBOR
Class A-5...         6.00%            6.00%/0.75%                LIBOR + 0.75%
Class A-6...         0.00%            5.25%/0.00%                5.25% - LIBOR
Class A-11..         5.93%            6.00%/0.60%                LIBOR + 0.60%
Class A-12..         0.07%            5.40%/0.00%                5.40% - LIBOR
Class A-21..         5.83%            6.00%/0.50%                LIBOR + 0.50%

     Class X Certificates

     The pass-through rate of the Class X Certificates for the interest accrual period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class X Certificates for the interest accrual period for the first Distribution Date is expected to be approximately 0.56880% per annum.

     Interest Entitlement. With respect to each Distribution Date for all of the interest- bearing certificates (other than the LIBOR Certificates), the interest accrual period will be the calendar month preceding the month of the Distribution Date. The interest accrual period for the LIBOR Certificates will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive or accrete an amount allocable to interest for the related interest accrual period. This "interest entitlement" for any interest-bearing class will be equal to the sum of:

     - interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

     - the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed or accreted as interest on the prior Distribution Dates and not subsequently distributed or accreted (which are called unpaid interest amounts).

     The Class A-13, Class A-14 and Class A-17 Certificates are accrual certificates. Interest will accrue on the Class A-13, Class A-14 and Class A-17 Certificates during each interest accrual period at a per annum rate of 6.00%. However, this accrued amount will not be distributed as interest to the Class A-13, Class A-14 and Class A-17 Certificates until the related Accrual Termination Date, which is the earlier of:

     - the date on which the Class Certificate Balance of each class of subordinated certificates is reduced to zero; and

     - in the case of the Class A-13 Certificates, the Distribution Date on which the Class Certificate Balance of the Class A-11 Certificates is reduced to zero; or

     - in the case of the Class A-14 Certificates, the Distribution Date on which the aggregate Class Certificate Balance of the Class A-8, Class A-9, Class A-10, Class A-11 and Class A-13 Certificates is reduced to zero; or

     - in the case of the Class A-17 Certificates, the Distribution Date on which the Class Certificate Balance of the Class A-15 Certificates is reduced to zero.

     This accrued and unpaid interest will be added to the respective Class Certificate Balances of the Class A-13, Class A-14 and Class A-17 Certificates on the related Distribution Date.

     For each Distribution Date, on or prior to the applicable Corridor Contract Termination Date, on which LIBOR exceeds the applicable Corridor Strike Rate, in addition to the interest distribution amount described above, the Class A-1, Class A-5, Class A-11 and Class A-21 Certificates will be entitled to receive the related yield supplement amount from payments distributed to the trustee with respect to the related Corridor Contract. See "--The Corridor Contracts" in this free writing prospectus.

     The Class PO Certificates are principal only certificates and will not bear interest.

CLASS A-5 RESERVE FUND

     On the closing date, the supplemental interest trustee will establish a reserve fund (the "Class A-5 Reserve Fund") on behalf of the holders of the Class A-5 Certificates. On the closing date, the depositor will deposit or cause to be deposited $1,066.67 in the Class A-5 Reserve Fund. The Class A-5 Reserve Fund will be an asset of the supplemental interest trust and will not be an asset of any REMIC or the issuing entity.

     On the first Distribution Date, the supplemental interest trustee will withdraw all amounts on deposit in the Class A-5 Reserve Fund and distribute such amounts to the Class A-5 Certificates.

     All funds on deposit in the Class A-5 Reserve Fund will remain uninvested.

ALLOCATION OF NET INTEREST SHORTFALLS

     The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of "Net Interest Shortfalls" for the Distribution Date. With respect to any Distribution Date, the "Net Interest Shortfall" is equal to the sum of:

     -    any net prepayment interest shortfalls for the Distribution Date, and

     - the amount of interest that would otherwise have been received with respect to any mortgage loan that was the subject of a Relief Act Reduction or a Debt Service Reduction.

     With respect to any Distribution Date, a "net prepayment interest shortfall" is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans exceeds the Compensating Interest for that Distribution Date.

     A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related mortgage rate less the master servicing fee rate on the Stated Principal Balance of the Mortgage Loan.

     A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "The Agreements -- Certain Legal Aspects of the Mortgage Loans -- Servicemembers Civil Relief Act" in the prospectus.

     A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

     Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all classes of senior and subordinated certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive or accrete on such Distribution Date, in each case before taking into account any reduction in such amounts from Net Interest Shortfalls.

     If on a particular Distribution Date, Available Funds in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution or accretion of the interest entitlement on the certificates, interest will be distributed or accreted on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive or accrete in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive or accrete on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

THE CORRIDOR CONTRACTS

     Each of the Class A-1, Class A-5, Class A-11 and Class A-21 Certificates will have the benefit of an interest rate corridor contract (each a "Corridor Contract" and, together, the "Corridor Contracts"):

          -    the Class A-1 Corridor Contract,

          -    the Class A-5 Corridor Contract,

          -    the Class A-11 Corridor Contract, and

          -    the Class A-21 Corridor Contract.

     Each Corridor Contract will be evidenced by a confirmation between Bank of America, N.A. ("BANA" or the "Corridor Contract Counterparty") and The Bank of New York, as supplemental interest trustee (in such capacity, the "supplemental interest trustee").

     Each Corridor Contract will be an asset of a separate trust (the "supplemental interest trust") created under the pooling and servicing agreement for the benefit of the Class A-1, Class A-5, Class A-11 and Class A-21 Certificates.

     Pursuant to each Corridor Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation of the Corridor Contract, as if such an ISDA Master Agreement had been executed by the supplemental interest trustee and the Corridor Contract Counterparty on the date that the related Corridor Contract was executed. Each Corridor Contract is also subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc.

     With respect to a Corridor Contract and any Distribution Date beginning with the Distribution Date in November 2006 to and including the Distribution Date on which the related Corridor Contract terminates (each, a "Corridor Contract Termination Date"), the amount payable by the Corridor Contract Counterparty under a Corridor Contract will equal the product of (i) the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) the related Corridor Ceiling Rate over (y) the related Corridor Strike Rate, (ii) the related Corridor Contract Notional Balance for such Distribution Date and (iii) (x) the number of days in the related interest accrual period (calculated on the basis of a 360-day year consisting of twelve 30-day months divided by (y) 360.

     The Corridor Contract Termination Date, Corridor Ceiling Rate and Corridor Strike Rate for each Corridor Contract are as follows:

                        CORRIDOR CONTRACT   CORRIDOR CEILING   CORRIDOR STRIKE
CLASS OF CERTIFICATES    TERMINATION DATE         RATE               RATE
---------------------   -----------------   ----------------   ---------------
Class A-1............       March 2010            9.00%             5.50%
Class A-5............       July 2011             8.75%             5.25%
Class A-11...........     December 2012           8.90%             5.40%
Class A-21...........       March 2010            9.00%             5.50%

     On or prior to a Corridor Contract Termination Date, amounts (if any) received under the related Corridor Contract by the supplemental interest trustee for the benefit of the supplemental interest trust will be used to pay the related Yield Supplement Amount, as described below under "-- The Corridor Contract Reserve Fund." Amounts received on a Corridor Contract will not be available to make interest distributions on any class of certificates other than the related class of certificates.

     The Class A-5 Corridor Contract Notional Balance is based on the mortgage loans having a constant prepayment rate equal to 75% of the Prepayment Assumption. The Class A-11 Corridor Contract Notional Balance is based on the mortgage loans having a constant prepayment rate equal to 65% of the Prepayment Assumption. The Class A-21 Corridor Contract Notional Balance is based on the mortgage loans having a constant prepayment rate equal to 65% of the Prepayment Assumption.

     The "Class A-1 Corridor Contract Notional Balance," the "Class A-5 Corridor Contract Notional Balance", the "Class A-11 Corridor Contract Notional Balance" and the "Class A-21 Corridor Contract Notional Balance" are as described in the following tables:

                                 CLASS A-1 CORRIDOR
                                  CONTRACT NOTIONAL
  MONTH OF DISTRIBUTION DATE         BALANCE ($)
  --------------------------     ------------------
November 2006.................      19,999,568.37
December 2006.................      19,999,136.74
January 2007..................      19,639,822.06

                                 CLASS A-1 CORRIDOR
                                  CONTRACT NOTIONAL
  MONTH OF DISTRIBUTION DATE         BALANCE ($)
  --------------------------     ------------------
February 2007.................      19,389,633.21
March 2007....................      19,075,646.36
April 2007....................      18,698,862.10
May 2007......................      18,260,440.41
June 2007.....................      17,761,698.58
July 2007.....................      17,204,108.56
August 2007...................      16,589,293.56
September 2007................      15,919,024.04
October 2007..................      15,196,360.68
November 2007.................      14,489,375.26
December 2007.................      13,797,844.39
January 2008..................      13,121,547.86
February 2008.................      12,460,268.55
March 2008....................      11,813,792.46
April 2008....................      11,181,908.60
May 2008......................      10,564,408.97
June 2008.....................       9,961,088.54
July 2008.....................       9,371,745.16
August 2008...................       8,796,179.58
September 2008................       8,234,195.34
October 2008..................       7,685,598.80
November 2008.................       7,150,199.06
December 2008.................       6,627,807.91
January 2009..................       6,118,239.83
February 2009.................       5,621,311.92
March 2009....................       5,136,843.90
April 2009....................       4,664,658.01
May 2009......................       4,204,579.05
June 2009.....................       3,756,434.28
July 2009.....................       3,320,053.43
August 2009...................       2,895,268.64
September 2009................       2,481,914.44
October 2009..................       2,079,827.69
November 2009.................       1,688,847.60
December 2009.................       1,308,815.62
January 2010..................         939,575.50
February 2010.................         580,973.18
March 2010....................         232,856.79
April 2010 and thereafter.....               0.00

                                 CLASS A-5 CORRIDOR
                                  CONTRACT NOTIONAL
  MONTH OF DISTRIBUTION DATE         BALANCE ($)
  --------------------------     ------------------
November 2006.................      19,994,500.00
December 2006.................      19,989,000.00
January 2007..................      19,983,500.00
February 2007.................      19,978,000.00
March 2007....................      19,972,500.00
April 2007....................      19,967,000.00
May 2007......................      19,961,500.00
June 2007.....................      19,956,000.00
July 2007.....................      19,950,500.00
August 2007...................      19,945,000.00
September 2007................      19,939,500.00
October 2007..................      19,934,000.00
November 2007.................      19,928,500.00
December 2007.................      19,923,000.00
January 2008..................      19,917,500.00
February 2008.................      19,912,000.00
March 2008....................      19,906,500.00
April 2008....................      19,901,000.00
May 2008......................      19,895,500.00
June 2008.....................      19,890,000.00
July 2008.....................      19,884,500.00
August 2008...................      19,879,000.00
September 2008................      19,873,500.00
October 2008..................      19,868,000.00
November 2008.................      19,862,500.00
December 2008.................      19,857,000.00
January 2009..................      19,851,500.00
February 2009.................      19,846,000.00
March 2009....................      19,840,500.00
April 2009....................      19,835,000.00
May 2009......................      19,829,500.00
June 2009.....................      19,824,000.00
July 2009.....................      19,321,059.37
August 2009...................      18,180,728.60
September 2009................      17,073,832.88
October 2009..................      15,999,813.96
November 2009.................      14,958,122.87
December 2009.................      13,948,219.76
January 2010..................      12,969,573.73
February 2010.................      12,021,662.75
March 2010....................      11,103,973.41
April 2010....................      10,216,000.89
May 2010......................       9,357,248.72
June 2010.....................       8,527,228.72
July 2010.....................       7,725,460.79
August 2010...................       6,951,472.85
September 2010................       6,204,800.64
October 2010..................       5,484,987.65
November 2010.................       4,791,584.94
December 2010.................       4,124,151.05
January 2011..................       3,482,251.86
February 2011.................       2,865,460.49
March 2011....................       2,273,357.13
April 2011....................       1,705,528.99
May 2011......................       1,161,570.14
June 2011.....................         641,081.38

                                 CLASS A-5 CORRIDOR
                                  CONTRACT NOTIONAL
  MONTH OF DISTRIBUTION DATE         BALANCE ($)
  --------------------------     -------------------
July 2011.....................         143,670.20
August 2011 and thereafter....               0.00

                                 CLASS A-11 CORRIDOR
                                  CONTRACT NOTIONAL
  MONTH OF DISTRIBUTION DATE         BALANCE ($)
  --------------------------     -------------------
November 2006.................      93,586,107.24
December 2006.................      91,974,714.03
January 2007..................      90,167,881.34
February 2007.................      88,168,283.20
March 2007....................      85,979,206.24
April 2007....................      83,604,546.73
May 2007......................      81,048,804.97
June 2007.....................      78,317,077.03
July 2007.....................      75,415,043.81
August 2007...................      72,348,957.58
September 2007................      69,125,625.74
October 2007..................      65,757,066.18
November 2007.................      62,520,036.41
December 2007.................      59,413,090.80
January 2008..................      56,434,753.21
February 2008.................      53,583,517.31
March 2008....................      50,857,846.75
April 2008....................      48,256,175.59
May 2008......................      45,776,908.67
June 2008.....................      43,418,422.05
July 2008.....................      41,179,063.47
August 2008...................      39,057,152.91
September 2008................      37,050,983.15
October 2008..................      35,158,820.44
November 2008.................      33,378,905.10
December 2008.................      31,709,452.24
January 2009..................      30,148,652.60
February 2009.................      28,694,673.20
March 2009....................      27,345,658.33
April 2009....................      26,098,612.96
May 2009......................      24,886,644.96
June 2009.....................      23,709,142.38
July 2009.....................      22,565,502.69
August 2009...................      21,455,132.55
September 2009................      20,377,447.80
October 2009..................      19,331,873.23
November 2009.................      18,317,842.49
December 2009.................      17,334,797.94
January 2010..................      16,382,190.57
February 2010.................      15,459,479.82
March 2010....................      14,566,133.46
April 2010....................      13,701,627.49
May 2010......................      12,865,446.05
June 2010.....................      12,057,081.22
July 2010.....................      11,276,032.96
August 2010...................      10,521,808.99
September 2010................       9,793,924.65

                                 CLASS A-11 CORRIDOR
                                  CONTRACT NOTIONAL
  MONTH OF DISTRIBUTION DATE         BALANCE ($)
  --------------------------     -------------------
October 2010..................       9,091,902.83
November 2010.................       8,415,273.82
December 2010.................       7,763,575.23
January 2011..................       7,136,351.85
February 2011.................       6,533,155.56
March 2011....................       5,953,545.25
April 2011....................       5,397,086.70
May 2011......................       4,863,352.45
June 2011.....................       4,351,921.73
July 2011.....................       3,862,380.38
August 2011...................       3,394,320.71
September 2011................       2,947,341.42
October 2011..................       2,521,047.51
November 2011.................       2,221,226.03
December 2011.................       1,940,563.48
January 2012..................       1,678,686.42
February 2012.................       1,435,227.31
March 2012....................       1,209,824.43
April 2012....................       1,002,121.84
May 2012......................         811,769.22
June 2012.....................         638,421.86
July 2012.....................         481,740.53
August 2012...................         341,391.40
September 2012................         217,045.99
October 2012..................         108,381.06
November 2012.................          47,640.07
December 2012.................           1,418.71
January 2013 and thereafter...               0.00

                                 CLASS A-21 CORRIDOR
                                  CONTRACT NOTIONAL
  MONTH OF DISTRIBUTION DATE         BALANCE ($)
  --------------------------     -------------------
November 2006.................      26,264,376.29
December 2006.................      26,106,051.22
January 2007..................      25,861,717.69
February 2007.................      25,532,269.01
March 2007....................      25,118,811.12
April 2007....................      24,622,661.61
May 2007......................      24,045,347.93
June 2007.....................      23,388,604.69
July 2007.....................      22,654,370.15
August 2007...................      21,844,781.76
September 2007................      20,962,170.86
October 2007..................      20,010,567.74
November 2007.................      19,079,609.34
December 2007.................      18,169,001.50
January 2008..................      17,278,454.22
February 2008.................      16,407,681.63
March 2008....................      15,556,401.92
April 2008....................      14,724,337.25
May 2008......................      13,911,213.74
June 2008.....................      13,116,761.39
July 2008.....................      12,340,714.03
August 2008...................      11,582,809.27
September 2008................      10,842,788.42
October 2008..................      10,120,396.50
November 2008.................       9,415,382.12
December 2008.................       8,727,497.45
January 2009..................       8,056,498.21
February 2009.................       7,402,143.54
March 2009....................       6,764,196.04
April 2009....................       6,142,421.67
May 2009......................       5,536,589.69
June 2009.....................       4,946,472.66
July 2009.....................       4,371,846.36
August 2009...................       3,812,489.75
September 2009................       3,268,184.93
October 2009..................       2,738,717.10
November 2009.................       2,223,874.51
December 2009.................       1,723,448.41
January 2010..................       1,237,233.02
February 2010.................         765,025.48
March 2010....................         306,625.82
April 2010 and thereafter.....               0.00

     Each Corridor Contract is scheduled to remain in effect up to the related Corridor Contract Termination Date. Each Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty, the failure by the Corridor Contract Counterparty (within three business days after notice of the failure is received by the Corridor Contract Counterparty) to make a payment due under the related Corridor Contract or the related Corridor Contract becoming illegal or subject to certain kinds of taxation.

     It will be an additional termination event under each Corridor Contract if the Corridor Contract Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. Sections 229.1100-229.1123 ("Regulation AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contract, and the Corridor Contract Counterparty fails to transfer the Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity and (ii) satisfies any rating requirement set forth in the Corridor Contract.

     If a Corridor Contract is terminated early, the Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment received from the Corridor Contract Counterparty will be paid to the trustee on behalf of the supplemental interest trust and will be deposited into the Corridor Contract Reserve Fund and applied on future Distribution Dates to pay any Yield Supplement Amount on the related class of certificates, until the related Corridor Contract Termination Date. However, if a termination occurs, there can be no assurance that a termination payment will be paid to the trustee.

     The pooling and servicing agreement does not provide for the substitution of a replacement Corridor Contract in the event of a termination of a Corridor Contract or in any other circumstance.

     The significance percentage for each Corridor Contract is less than 10% and in the aggregate, the significance percentage of for all of the Corridor Contracts with the Corridor Contract Counterparty is less than 10%. The "significance percentage" for a Corridor Contract is the percentage that the significance estimate of the Corridor Contract represents of the Class Certificate Balance of the related class of certificates. The "significance estimate" of a Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Corridor Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

     BANA is a national banking association organized under the laws of the United States, with its principal executive offices located in Charlotte, North Carolina. BANA is a wholly owned indirect subsidiary of Bank of America Corporation, which is a bank holding company and a financial holding company, with its principal executive offices located in Charlotte, North Carolina. On January 1, 2006, Bank of America Corporation completed a merger with MBNA Corporation. BANA is engaged in a general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Moody's currently rates BANA's long-term debt as "Aa1" and its short-term debt as "P-1." S&P currently rates the BANA's long-term debt as "AA" and its short-term debt as "A-1+." Fitch currently rates BANA's long-term debt as "AA-" and its short-term debt as "F1+." No assurances can be given that the current ratings of BANA's instruments will be maintained.

     The offered certificates do not represent an obligation of the Corridor Contract Counterparty. The holders of the offered certificates are not parties to or beneficiaries under the Corridor Contracts and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under the Corridor Contracts.

     The Corridor Contracts will be filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K after the closing date.

THE CORRIDOR CONTRACT RESERVE FUND

     The pooling and servicing agreement will require the trustee to establish an account (the "Corridor Contract Reserve Fund"), which will be held in trust by the supplemental interest trustee in the supplemental interest trust, on behalf of the holders of the Class A-1, Class A-5, Class A-11 and Class A-21 Certificates. On the closing date, the depositor will cause $1,000 to be deposited in the Corridor Contract Reserve Fund. The Corridor Contract Reserve Fund will not be an asset of any REMIC or the issuing entity.

     On each Distribution Date, the supplemental interest trustee, will deposit into the Corridor Contract Reserve Fund any amounts received in respect of a Corridor Contract for the related interest accrual period. On each Distribution Date, such amounts received in respect of the Corridor Contracts will be distributed to the related class of certificates to the extent necessary to pay the applicable current Yield Supplement Amount and any related Yield

Supplement Amount remaining unpaid from prior Distribution Dates. Any remaining amounts will remain in the Corridor Contract Reserve Fund. On the Distribution Date immediately following the earlier of (i) the latest Corridor Contract Termination Date and (ii) the date on which the aggregate Class Certificate Balance of the Class A-1, Class A-5, Class A-11 and Class A-21 Certificates has been reduced to zero, all amounts remaining in the Corridor Contract Reserve Fund will be distributed to Deutsche Bank Securities Inc.

     For any Distribution Date, on or prior to the related Corridor Contract Termination Date, on which LIBOR exceeds the applicable Corridor Strike Rate, the "Yield Supplement Amount" for the Class A-1 Certificates, the Class A-5 Certificates, the Class A-11 Certificates or the Class A-21 Certificates, as applicable, will be an amount equal to interest for the related interest accrual period on the Class Certificate Balance of the applicable class of certificates immediately prior to such Distribution Date at a rate equal to the excess of (i) the lesser of LIBOR and the applicable Corridor Ceiling Rate over (ii) the applicable Corridor Strike Rate.

PRINCIPAL

     General. All payments and other amounts received in respect of principal of the mortgage loans will be allocated as described under "-- Priority of Distributions Among the Certificates" between the Class PO Certificates, on the one hand, and the senior certificates (other than the notional amount certificates and the Class PO Certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

     The Non-PO Percentage with respect to any mortgage loan with a net mortgage rate less than 6.00% (each a "Discount mortgage loan") will be equal to the net mortgage rate divided by 6.00%. The Non-PO Percentage with respect to any mortgage loan with a net mortgage rate equal to or greater than 6.00% (each a "Non-Discount mortgage loan") will be 100%. The PO Percentage with respect to any Discount mortgage loan will be equal to (6.00% minus the net mortgage rate) divided by 6.00%. The PO Percentage with respect to any Non-Discount mortgage loan will be 0%.

     Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount will be distributed as principal of the senior certificates (other than the notional amount certificates and the Class PO Certificates) in an amount up to the Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount.

     The "Non-PO Formula Principal Amount" for any Distribution Date will equal the sum of:

     (i)  the sum of the applicable Non-PO Percentage of,

          (a) all monthly payments of principal due on each mortgage loan on the related Due Date,

          (b)                                               the principal
               portion of the purchase price of each mortgage loan that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

          (c)                                               the Substitution
               Adjustment Amount in connection with any deleted mortgage loan received with respect to the Distribution Date,

          (d)                                               any insurance
               proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

          (e) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

          (f) all partial and full principal prepayments by borrowers received during the related Prepayment Period, and

          (ii) (A) any Subsequent Recoveries received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount mortgage loan which incurred a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

          Class A-13 Accrual Amount. On each Distribution Date up to and including the related Accrual Termination Date, the amount of accrued interest on the Class A-13 Certificates added to its Class Certificate Balance (this is sometimes referred to as the "Class A-13 Accrual Amount") will be distributed as principal in the following order of priority:

          (1) to the Class A-11 Certificates, in an amount up to the amount necessary to reduce its Class Certificate Balance to its Targeted Balance for that Distribution Date; and

          (2) to the Class A-13 Certificates, until its Class Certificate Balance is reduced to zero.

          Class A-14 Accrual Amount. On each Distribution Date up to and including the related Accrual Termination Date, the amount of accrued interest on the Class A-14 Certificates added to its Class Certificate Balance (this is sometimes referred to as the "Class A-14 Accrual Amount") will be distributed as principal in the following order of priority:

          (1) sequentially, to the Class A-8, Class A-9 and Class A-10 Certificates, in that order, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Planned Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero;

          (2) to the Class A-11 Certificates, in an amount up to the amount necessary to reduce its Class Certificate Balance to its Targeted Balance for that Distribution Date;

          (3) to the Class A-13 Certificates, until its Class Certificate Balance is reduced to zero;

          (4) to the Class A-11 Certificates, without regard to its Targeted Balance for that Distribution Date, until its Class Certificate Balance is reduced to zero;

          (5) sequentially, to the Class A-8, Class A-9 and Class A-10 Certificates, in that order, without regard to their Aggregate Planned Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero; and

          (6) to the Class A-14 Certificates, until its Class Certificate Balance is reduced to zero.

          Class A-17 Accrual Amount. On each Distribution Date up to and including the related Accrual Termination Date, the amount of accrued interest on the Class A-17 Certificates added to its Class Certificate Balance (this is sometimes referred to as the "Class A-17 Accrual Amount") will be distributed as principal in the following order of priority:

          (1) to the Class A-15 Certificates, until its Class Certificate Balance is reduced to zero; and

          (2) to the Class A-17 Certificates, until its Class Certificate Balance is reduced to zero.

          Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount, up to the amount of the Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates in the following order of priority:

          (1) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

          (2) concurrently, to the Class A-4 and Class A-18 Certificates, pro rata, the Priority Amount, until their respective Class Certificate Balances are reduced to zero;

          (3) concurrently,

               (a) 61.8438320648% in the following order of priority:

                    (i) concurrently:

                         1. 35.0956447442% in the following order of priority:

                              (a) in an amount up to $1,000 on each Distribution Date, concurrently, to the Class A-1 and Class A-21 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                              (b) in an amount up to $5,500 on each Distribution Date, to the Class A-5 Certificates, until its Class Certificate Balance is reduced to zero;

                              (c) in an amount up to $830,000 on each
                              Distribution Date, to the Class A-3 Certificates, until its Class Certificate Balance is reduced to zero;

                              (d) concurrently, to the Class A-1 and Class A-21 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                              (e) sequentially, to the Class A-5 and Class A-3 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                         2. 64.9043552558% in the following order of priority:

                              (a) in an amount up to $1,000 on each Distribution Date, to the Class A-15 Certificates, until its Class Certificate Balance is reduced to zero;

                              (b) beginning with the Distribution Date in October 2007, in an amount up to $1,250,000 on each Distribution Date, to the Class A-16 Certificates, until its Class Certificate Balance is reduced to zero;

                              (c) in an amount up to $1,430,000 on each Distribution Date, to the Class A-15 Certificates, until its Class Certificate Balance is reduced to zero; and

                              (d) sequentially, to the Class A-17, Class A-15 and Class A-16 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                    (ii) concurrently, to the Class A-7, Class A-19 and Class A-20 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

               (b) 38.1561679352% in the following order of priority:

                    (i) sequentially, to the Class A-8, Class A-9 and Class A-10 Certificates, in that order, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Planned Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero;

                    (ii) to the Class A-11 Certificates, in an amount up to the amount necessary to reduce its Class Certificate Balance to its Targeted Balance for that Distribution Date;

                    (iii) to the Class A-13 Certificates, until its Class Certificate Balance is reduced to zero;

                    (iv) to the Class A-11 Certificates, without regard to its Targeted Balance for that Distribution Date, until its Class Certificate Balance is reduced to zero;

                    (v) sequentially, to the Class A-8, Class A-9 and Class A-10 Certificates, in that order, without regard to their Aggregate Planned Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero; and

                    (vi) to the Class A-14 Certificates, until its Class Certificate Balance is reduced to zero; and

     (4) concurrently, to the Class A-4 and Class A-18 Certificates, pro rata, without regard to the Priority Amount, until their respective Class Certificate Balances are reduced to zero.

          Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount will be distributed, concurrently, as principal of the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

          The capitalized terms used herein shall have the following meanings:

          "Priority Amount" for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Priority Percentage and (ii) the product of (A) the Unscheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Priority Percentage.

          "Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class A-4 and Class A-18 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates (other than the Class PO Certificates) immediately prior to such Distribution Date.

          "Scheduled Principal Distribution Amount" for any Distribution Date will equal the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date.

          "Unscheduled Principal Distribution Amount" for any Distribution Date will equal the sum of (i) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the Liquidation Proceeds allocable to principal received with respect to such mortgage loan, (ii) the applicable Non-PO Percentage of the amount described in subclause (f) of clause
(i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and (iii) any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for such Distribution Date.

          "Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

          "Due Date" means, with respect to a mortgage loan, the day of the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

          "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from September 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

          The "Senior Principal Distribution Amount" for any Distribution Date will equal the sum of

          - the Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

          - for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

               - the Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

               - the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and

          -    the sum of

               - the Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause
                    (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

               - the Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for the Distribution Date, and

               - the amount, if any, on deposit in the Pre-funding Account at the end of the Funding Period but not allocated to the Class PO Certificates.

          If on any Distribution Date the allocation to the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates) then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the classes of certificates of the Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balances to zero.

          "Stated Principal Balance" means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to:

          - the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower;

          - liquidation proceeds received through the end of the prior calendar month and allocable to principal;

          - prepayments of principal received through the last day of the related Prepayment Period; and

          - any Deficient Valuation previously applied to reduce the unpaid principal balance of the mortgage loan.

          The "pool principal balance" equals the aggregate of the Stated Principal Balances of the mortgage loans.

          "Deficient Valuation" means for any mortgage loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under such mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the federal bankruptcy code.

          The "Senior Percentage" for any Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates (other than the notional amount certificates and the Class PO Certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than the notional amount certificates and the Class PO Certificates) immediately before the Distribution Date.

          The "Subordinated Percentage" for any Distribution Date will be calculated as the difference between 100% and the Senior Percentage for the Distribution Date.

          The "Senior Prepayment Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the notional amount certificates and the Class PO Certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

          The "Subordinated Prepayment Percentage" as of any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage.

          The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:

          - for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinated Percentage for the Distribution Date;

          - for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinated Percentage for the Distribution Date;

          - for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinated Percentage for the Distribution Date;

          - for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinated Percentage for the Distribution Date; and

          - for any Distribution Date thereafter, the Senior Percentage for the Distribution Date;

          provided, however, that if on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage, then the Senior Prepayment Percentage for the Distribution Date will equal 100%.

          Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied:

          - the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates immediately prior to the Distribution Date, does not equal or exceed 50%, and

          -    cumulative Realized Losses on the mortgage loans do not exceed:

               - commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

               - commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

               - commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

               - commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, and

               - commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date.

          Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their distribution priorities, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

          With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the "Restricted Classes"). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

          For any Distribution Date and any class of subordinated certificates, the "Applicable Credit Support Percentage" is equal to the sum of the related Class Subordination Percentages of the subject class and all classes of subordinated certificates which have lower distribution priorities than such class.

          For any Distribution Date and any class of subordinated certificates, the "Original Applicable Credit Support Percentage" is equal to the Applicable Credit Support Percentage for such class on the date of issuance of the certificates.

          The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

          On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

                                                               Original
                            Beneficial     Initial Credit     Applicable
                            Interest in      Enhancement    Credit Support
                          Issuing Entity        Level         Percentage
                          --------------   --------------   --------------
Senior Certificates ...       95.75%            4.25%             N/A
Class M ...............        2.00%            2.25%            4.25%
Class B-1 .............        0.75%            1.50%            2.25%
Class B-2 .............        0.55%            0.95%            1.50%
Class B-3 .............        0.40%            0.55%            0.95%
Class B-4 .............        0.30%            0.25%            0.55%
Class B-5 .............        0.25%            0.00%            0.25%

          For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each class of Class B Certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

          The "Subordinated Principal Distribution Amount" for any Distribution Date will equal:

          -    the sum of

               - the Subordinated Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

               - for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

               - the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

               - the Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

          - reduced by the amount of any payments in respect of Class PO Deferred Amounts on the related Distribution Date.

          Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of the Class PO Certificates will be made in an amount equal to the lesser of (x) the PO Formula Principal Amount for that Distribution Date and (y) the product of:

          - Available Funds remaining after distribution and accretion of interest on the senior certificates, and

          - a fraction, the numerator of which is the PO Formula Principal Amount and the denominator of which is the sum of the PO Formula Principal Amount and the Senior Principal Distribution Amount.

          If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to holders of the senior certificates (other than the notional amount certificates and the

Class PO Certificates) will be in an amount equal to the product of Available Funds remaining after distribution and accretion of interest on the senior certificates and a fraction, the numerator of which is the Senior Principal Distribution Amount and the denominator of which is the sum of the Senior Principal Distribution Amount and the PO Formula Principal Amount.

          The "PO Formula Principal Amount" for any Distribution Date will equal the sum of:

          -    the sum of the applicable PO Percentage of

               - all monthly payments of principal due on each mortgage loan on the related Due Date,

               - the principal portion of the purchase price of each mortgage loan that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of that Distribution Date,

               - the substitution adjustment amount in connection with any deleted mortgage loan received for that Distribution Date,

               - any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date,

               - for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan, and

               - all partial and full principal prepayments by borrowers received during the related prepayment period, and

          - with respect to Subsequent Recoveries attributable to a Discount mortgage loan which incurred a Realized Loss after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of that Distribution Date, and

          - the amount, if any, on deposit in the Pre-funding Account at the end of the Funding Period that is allocable to the Class PO Certificates.

          On the first Distribution Date following the end of the Funding Period, the Class PO Certificates will receive a prepayment in the amount equal to the excess of (x) the Class PO Sublimit over (y) the aggregate of the Class PO Percentage of the Stated Principal Balance of the Supplemental Mortgage Loans. The "Class PO Sublimit" is a portion of the amount deposited in the Supplemental Loan Account on the closing date which is equal to approximately $187,115.

          Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

          On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan will be allocated to the Class PO Certificates until its Class Certificate Balance is reduced to zero. The amount of any Realized Loss allocated to the Class PO Certificates on or before the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Subordinated Principal Distribution

Amount, Class PO Deferred Amounts will be paid on the Class PO Certificates before distributions of principal on the subordinated certificates. Any distribution of Available Funds in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Certificate Balance of the Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

          On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss will be allocated:

          - first, to the subordinated certificates, in the reverse order of their distribution priority (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and

          - second, to the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates), pro rata, based upon their respective Class Certificate Balances or, in the case of the Class A-13, Class A-14 and Class A-17 Certificates, on the basis of the lesser of their respective Class Certificate Balances immediately prior to that Distribution Date and their respective initial Class Certificate Balances, except that the applicable Non-PO Percentage of: (x) any Realized Losses that would otherwise be allocated to the Class A-3, Class A-4, Class A-8, Class A-9, Class A-10 and Class A-16 Certificates will instead be allocated the Class A-18 Certificates, concurrently, as follows: (i) the first $3,744,600 of Realized Losses that would otherwise be allocated to the Class A-3 Certificates will instead be allocated to the Class A-18 Certificates, (ii) the first $3,877,900 of Realized Losses that would otherwise be allocated to the Class A-4 Certificates will instead be allocated to the Class A-18 Certificates, (iii) the first $6,014,200 of Realized Losses that would otherwise be allocated to the Class A-8 Certificates will instead be allocated to the Class A-18 Certificates, (iv) the first $1,944,900 of Realized Losses that would otherwise be allocated to the Class A-9 Certificates will instead be allocated to the Class A-18 Certificates, (v) the first $127,200 of Realized Losses that would otherwise be allocated to the Class A-10 Certificates will instead be allocated to the Class A-18 Certificates and (vi) the first $4,250,000 of Realized Losses that would otherwise be allocated to the Class A-16 Certificates will instead be allocated to the Class A-18 Certificates, in each case until the Class Certificate Balance of the Class A-18 Certificates is reduced to zero and (y) any Realized Losses that would otherwise be allocated to the Class A-19 Certificates will instead be allocated the Class A-20 Certificates, until the Class Certificate Balance of the Class A-20 Certificates is reduced to zero.

          For purposes of allocating losses to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each class of Class B Certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

          The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

          Because principal distributions are paid to some classes of certificates (other than the notional amount certificates and the Class PO Certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

          In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan.

          A "Liquidated Mortgage Loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

          "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

                           PRINCIPAL BALANCE SCHEDULES

          The Principal Balance Schedules have been prepared on the basis of the structuring assumptions and the assumption that the mortgage loans prepay at the constant range of rates or rate set forth below:

    PRINCIPAL BALANCE                                               PREPAYMENT ASSUMPTION RATE OR
         SCHEDULE             RELATED CLASSES OF CERTIFICATES              RANGE OF RATES
    -----------------       -----------------------------------   --------------------------------
Aggregate Planned Balance   Class A-8, Class A-9 and Class A-10           125% to 300% PSA
                                        Certificates

     Targeted Balance             Class A-11 Certificates         65% of the Prepayment Assumption

          The Standard Prepayment Assumption (the "PSA") represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. 100% PSA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 125% PSA assumes prepayment rates of 0.25% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.25% per annum in each month thereafter (for example, 0.50% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 125% PSA assumes a constant prepayment rate of 7.5% per annum. Similarly, 300% PSA assumes prepayment rates of 0.6% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.6% per annum in each month thereafter (for example, 1.2% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 300% PSA assumes a constant prepayment rate of 18.0% per annum.

          There is no assurance that the Class Certificate Balance of the Class A-8, Class A-9 and Class A-10 Certificates (the "Aggregate Planned Balance Certificates") or the Class A-11 Certificates (the "Targeted Balance Certificates") will conform on any Distribution Date to the related Aggregate Planned Balance or Targeted Balance, as applicable, specified for such Distribution Date in the applicable Principal Balance Schedule herein, or that distribution of principal on such classes of certificates will end on the respective Distribution Dates specified therein. Because any excess of the amounts available for distribution of principal of these classes of certificates over the amount necessary to reduce their Class Certificate Balances to the amount set forth in the applicable Principal Balance Schedule will be distributed, the ability to so reduce the Class Certificate Balances of such classes of certificates will not be enhanced by the averaging of high and low principal payments as might be the case if any such excess amounts were held for future application and not distributed monthly. In addition, even if prepayments remain within the applicable range or at the rate specified above, the amounts available for distribution of principal of these classes of certificates on any Distribution Date may be insufficient to reduce such classes of certificates to the amount set forth in the respective Principal Balance Schedule. Moreover, because of the diverse remaining terms to maturity, these classes of certificates may not be reduced to the amount set forth in the respective Principal Balance Schedule, even if prepayments occur within the range or at the rate specified above.

DISTRIBUTION DATE                AGGREGATE PLANNED BALANCE ($)   TARGETED BALANCE ($)
-----------------                -----------------------------   --------------------
Initial.......................           190,263,000.00              95,000,000.00
October 25, 2006..............           189,983,877.26              93,586,107.24
November 25, 2006.............           189,634,071.78              91,974,714.03
December 25, 2006.............           189,213,665.73              90,167,881.34
January 25, 2007..............           188,722,748.04              88,168,283.20
February 25, 2007.............           188,161,452.68              85,979,206.23
March 25, 2007................           187,529,958.66              83,604,546.73
April 25, 2007................           186,828,490.06              81,048,804.97
May 25, 2007..................           186,057,315.99              78,317,077.02
June 25, 2007.................           185,216,750.51              75,415,043.81
July 25, 2007.................           184,307,152.48              72,348,957.57
August 25, 2007...............           183,328,925.35              69,125,625.74
September 25, 2007............           182,282,516.99              65,757,066.17
October 25, 2007..............           181,168,419.33              62,520,036.40
November 25, 2007.............           179,987,168.10              59,413,090.79
December 25, 2007.............           178,739,342.41              56,434,753.21
January 25, 2008..............           177,425,564.33              53,583,517.30
February 25, 2008.............           176,046,498.43              50,857,846.74
March 25, 2008................           174,602,851.26              48,256,175.58
April 25, 2008................           173,095,370.77              45,776,908.68
May 25, 2008..................           171,524,845.74              43,418,422.05
June 25, 2008.................           169,892,105.05              41,179,063.47
July 25, 2008.................           168,198,017.07              39,057,152.90
August 25, 2008...............           166,443,488.85              37,050,983.15
September 25, 2008............           164,629,465.35              35,158,820.43
October 25, 2008..............           162,756,928.63              33,378,905.09
November 25, 2008.............           160,826,896.99              31,709,452.23
December 25, 2008.............           158,840,424.00              30,148,652.59
January 25, 2009..............           156,798,597.63              28,694,673.21
February 25, 2009.............           154,702,539.23              27,345,658.32
March 25, 2009................           152,554,519.80              26,098,612.95
April 25, 2009................           150,420,717.76              24,886,644.96
May 25, 2009..................           148,301,041.48              23,709,142.38
June 25, 2009.................           146,195,399.92              22,565,502.68
July 25, 2009.................           144,103,702.63              21,455,132.55
August 25, 2009...............           142,025,859.75              20,377,447.79
September 25, 2009............           139,961,782.01              19,331,873.22
October 25, 2009..............           137,911,380.72              18,317,842.48
November 25, 2009.............           135,874,567.78              17,334,797.94
December 25, 2009.............           133,851,255.63              16,382,190.57
January 25, 2010..............           131,841,357.33              15,459,479.81
February 25, 2010.............           129,844,786.46              14,566,133.45
March 25, 2010................           127,861,457.20              13,701,627.49
April 25, 2010................           125,891,284.26              12,865,446.04
May 25, 2010..................           123,934,182.92              12,057,081.22
June 25, 2010.................           121,990,069.02              11,276,032.96
July 25, 2010.................           120,058,858.95              10,521,808.98
August 25, 2010...............           118,140,469.62               9,793,924.65
September 25, 2010............           116,234,818.50               9,091,902.83
October 25, 2010..............           114,341,823.61               8,415,273.83
November 25, 2010.............           112,461,403.49               7,763,575.22
December 25, 2010.............           110,593,477.20               7,136,351.84
January 25, 2011..............           108,737,964.36               6,533,155.55
February 25, 2011.............           106,894,785.08               5,953,545.25
March 25, 2011................           105,063,860.03               5,397,086.69
April 25, 2011................           103,245,110.35               4,863,352.44
May 25, 2011..................           101,438,457.74               4,351,921.73
June 25, 2011.................            99,643,824.38               3,862,380.38
July 25, 2011.................            97,861,132.99               3,394,320.70
August 25, 2011...............            96,090,306.75               2,947,341.41
September 25, 2011............            94,331,269.38               2,521,047.51
October 25, 2011..............            92,684,422.37               2,221,226.02
November 25, 2011.............            91,049,008.87               1,940,563.48
December 25, 2011.............            89,424,954.32               1,678,686.42
January 25, 2012..............            87,812,184.64               1,435,227.30
February 25, 2012.............            86,210,626.23               1,209,824.43

DISTRIBUTION DATE                AGGREGATE PLANNED BALANCE ($)   TARGETED BALANCE ($)
-----------------                -----------------------------   --------------------
March 25, 2012................            84,620,206.00               1,002,121.83
April 25, 2012................            83,040,851.29                 811,769.23
May 25, 2012..................            81,472,489.96                 638,421.87
June 25, 2012.................            79,915,050.32                 481,740.53
July 25, 2012.................            78,368,461.15                 341,391.40
August 25, 2012...............            76,832,651.70                 217,045.98
September 25, 2012............            75,307,551.67                 108,381.06
October 25, 2012..............            73,825,877.59                  47,640.06
November 25, 2012.............            72,354,612.27                   1,418.71
December 25, 2012.............            70,893,687.21                       0.00
January 25, 2013..............            69,443,034.39                       0.00
February 25, 2013.............            68,002,586.22                       0.00
March 25, 2013................            66,572,275.53                       0.00
April 25, 2013................            65,152,035.64                       0.00
May 25, 2013..................            63,741,800.27                       0.00
June 25, 2013.................            62,341,503.57                       0.00
July 25, 2013.................            60,951,080.16                       0.00
August 25, 2013...............            59,570,465.06                       0.00
September 25, 2013............            58,199,593.72                       0.00
October 25, 2013..............            56,902,049.86                       0.00
November 25, 2013.............            55,618,888.02                       0.00
December 25, 2013.............            54,360,531.16                       0.00
January 25, 2014..............            53,126,531.83                       0.00
February 25, 2014.............            51,916,450.34                       0.00
March 25, 2014................            50,729,854.63                       0.00
April 25, 2014................            49,566,320.11                       0.00
May 25, 2014..................            48,425,429.57                       0.00
June 25, 2014.................            47,306,773.04                       0.00
July 25, 2014.................            46,209,947.67                       0.00
August 25, 2014...............            45,134,557.61                       0.00
September 25, 2014............            44,080,213.88                       0.00
October 25, 2014..............            43,168,735.24                       0.00
November 25, 2014.............            42,274,551.50                       0.00
December 25, 2014.............            41,397,347.03                       0.00
January 25, 2015..............            40,536,811.73                       0.00
February 25, 2015.............            39,692,641.05                       0.00
March 25, 2015................            38,864,535.78                       0.00
April 25, 2015................            38,052,202.03                       0.00
May 25, 2015..................            37,255,351.12                       0.00
June 25, 2015.................            36,473,699.47                       0.00
July 25, 2015.................            35,706,968.55                       0.00
August 25, 2015...............            34,954,884.75                       0.00
September 25, 2015............            34,217,179.32                       0.00
October 25, 2015..............            33,596,980.94                       0.00
November 25, 2015.............            32,987,374.24                       0.00
December 25, 2015.............            32,388,179.83                       0.00
January 25, 2016..............            31,799,221.33                       0.00
February 25, 2016.............            31,220,325.31                       0.00
March 25, 2016................            30,651,321.24                       0.00
April 25, 2016................            30,092,041.42                       0.00
May 25, 2016..................            29,542,320.98                       0.00
June 25, 2016.................            29,001,997.81                       0.00
July 25, 2016.................            28,470,912.47                       0.00
August 25, 2016...............            27,948,908.24                       0.00
September 25, 2016............            27,435,830.98                       0.00
October 25, 2016..............            26,916,807.20                       0.00
November 25, 2016.............            26,406,809.08                       0.00
December 25, 2016.............            25,905,681.86                       0.00
January 25, 2017..............            25,413,273.39                       0.00
February 25, 2017.............            24,929,434.09                       0.00
March 25, 2017................            24,454,016.87                       0.00
April 25, 2017................            23,986,877.16                       0.00
May 25, 2017..................            23,527,872.79                       0.00
June 25, 2017.................            23,076,863.99                       0.00
July 25, 2017.................            22,633,713.38                       0.00
August 25, 2017...............            22,198,285.84                       0.00
September 25, 2017............            21,770,448.56                       0.00

DISTRIBUTION DATE                AGGREGATE PLANNED BALANCE ($)   TARGETED BALANCE ($)
-----------------                -----------------------------   --------------------
October 25, 2017..............            21,350,070.97                       0.00
November 25, 2017.............            20,937,024.70                       0.00
December 25, 2017.............            20,531,183.52                       0.00
January 25, 2018..............            20,132,423.37                       0.00
February 25, 2018.............            19,740,622.25                       0.00
March 25, 2018................            19,355,660.22                       0.00
April 25, 2018................            18,977,419.38                       0.00
May 25, 2018..................            18,605,783.81                       0.00
June 25, 2018.................            18,240,639.56                       0.00
July 25, 2018.................            17,881,874.57                       0.00
August 25, 2018...............            17,529,378.70                       0.00
September 25, 2018............            17,183,043.68                       0.00
October 25, 2018..............            16,842,763.02                       0.00
November 25, 2018.............            16,508,432.09                       0.00
December 25, 2018.............            16,179,947.98                       0.00
January 25, 2019..............            15,857,209.53                       0.00
February 25, 2019.............            15,540,117.32                       0.00
March 25, 2019................            15,228,573.56                       0.00
April 25, 2019................            14,922,482.16                       0.00
May 25, 2019..................            14,621,748.62                       0.00
June 25, 2019.................            14,326,280.05                       0.00
July 25, 2019.................            14,035,985.14                       0.00
August 25, 2019...............            13,750,774.12                       0.00
September 25, 2019............            13,470,558.72                       0.00
October 25, 2019..............            13,195,252.20                       0.00
November 25, 2019.............            12,924,769.25                       0.00
December 25, 2019.............            12,659,026.02                       0.00
January 25, 2020..............            12,397,940.10                       0.00
February 25, 2020.............            12,141,430.44                       0.00
March 25, 2020................            11,889,417.38                       0.00
April 25, 2020................            11,641,822.61                       0.00
May 25, 2020..................            11,398,569.14                       0.00
June 25, 2020.................            11,159,581.30                       0.00
July 25, 2020.................            10,924,784.68                       0.00
August 25, 2020...............            10,694,106.15                       0.00
September 25, 2020............            10,467,473.81                       0.00
October 25, 2020..............            10,244,816.98                       0.00
November 25, 2020.............            10,026,066.18                       0.00
December 25, 2020.............             9,811,153.10                       0.00
January 25, 2021..............             9,600,010.62                       0.00
February 25, 2021.............             9,392,572.71                       0.00
March 25, 2021................             9,188,774.50                       0.00
April 25, 2021................             8,988,552.21                       0.00
May 25, 2021..................             8,791,843.13                       0.00
June 25, 2021.................             8,598,585.63                       0.00
July 25, 2021.................             8,408,719.13                       0.00
August 25, 2021...............             8,222,184.05                       0.00
September 25, 2021............             8,038,921.86                       0.00
October 25, 2021..............             7,858,673.84                       0.00
November 25, 2021.............             7,681,590.04                       0.00
December 25, 2021.............             7,507,614.75                       0.00
January 25, 2022..............             7,336,693.19                       0.00
February 25, 2022.............             7,168,771.51                       0.00
March 25, 2022................             7,003,796.78                       0.00
April 25, 2022................             6,841,716.97                       0.00
May 25, 2022..................             6,682,480.92                       0.00
June 25, 2022.................             6,526,038.38                       0.00
July 25, 2022.................             6,372,339.91                       0.00
August 25, 2022...............             6,221,336.95                       0.00
September 25, 2022............             6,072,981.73                       0.00
October 25, 2022..............             5,927,227.32                       0.00
November 25, 2022.............             5,784,027.58                       0.00
December 25, 2022.............             5,643,337.17                       0.00
January 25, 2023..............             5,505,111.49                       0.00
February 25, 2023.............             5,369,306.74                       0.00
March 25, 2023................             5,235,879.84                       0.00
April 25, 2023................             5,104,788.45                       0.00

DISTRIBUTION DATE                AGGREGATE PLANNED BALANCE ($)   TARGETED BALANCE ($)
-----------------                -----------------------------   --------------------
May 25, 2023..................             4,975,990.95                       0.00
June 25, 2023.................             4,849,446.45                       0.00
July 25, 2023.................             4,725,114.72                       0.00
August 25, 2023...............             4,602,956.25                       0.00
September 25, 2023............             4,482,932.19                       0.00
October 25, 2023..............             4,365,004.35                       0.00
November 25, 2023.............             4,249,135.21                       0.00
December 25, 2023.............             4,135,287.87                       0.00
January 25, 2024..............             4,023,426.06                       0.00
February 25, 2024.............             3,913,514.15                       0.00
March 25, 2024................             3,805,517.09                       0.00
April 25, 2024................             3,699,400.46                       0.00
May 25, 2024..................             3,595,130.42                       0.00
June 25, 2024.................             3,492,673.68                       0.00
July 25, 2024.................             3,391,997.55                       0.00
August 25, 2024...............             3,293,069.89                       0.00
September 25, 2024............             3,195,859.11                       0.00
October 25, 2024..............             3,100,334.15                       0.00
November 25, 2024.............             3,006,464.51                       0.00
December 25, 2024.............             2,914,220.18                       0.00
January 25, 2025..............             2,823,571.68                       0.00
February 25, 2025.............             2,734,490.03                       0.00
March 25, 2025................             2,646,946.75                       0.00
April 25, 2025................             2,560,913.83                       0.00
May 25, 2025..................             2,476,363.78                       0.00
June 25, 2025.................             2,393,269.53                       0.00
July 25, 2025.................             2,311,604.52                       0.00
August 25, 2025...............             2,231,342.61                       0.00
September 25, 2025............             2,152,458.13                       0.00
October 25, 2025..............             2,074,925.84                       0.00
November 25, 2025.............             1,998,720.93                       0.00
December 25, 2025.............             1,923,819.03                       0.00
January 25, 2026..............             1,850,196.16                       0.00
February 25, 2026.............             1,777,828.79                       0.00
March 25, 2026................             1,706,693.77                       0.00
April 25, 2026................             1,636,768.34                       0.00
May 25, 2026..................             1,568,030.14                       0.00
June 25, 2026.................             1,500,457.21                       0.00
July 25, 2026.................             1,434,027.93                       0.00
August 25, 2026...............             1,368,721.09                       0.00
September 25, 2026............             1,304,515.82                       0.00
October 25, 2026..............             1,241,391.61                       0.00
November 25, 2026.............             1,179,328.32                       0.00
December 25, 2026.............             1,118,306.13                       0.00
January 25, 2027..............             1,058,305.58                       0.00
February 25, 2027.............               999,307.53                       0.00
March 25, 2027................               941,293.20                       0.00
April 25, 2027................               884,244.08                       0.00
May 25, 2027..................               828,142.02                       0.00
June 25, 2027.................               772,969.18                       0.00
July 25, 2027.................               718,708.00                       0.00
August 25, 2027...............               665,341.25                       0.00
September 25, 2027............               612,851.98                       0.00
October 25, 2027..............               561,223.54                       0.00
November 25, 2027.............               510,439.55                       0.00
December 25, 2027.............               460,483.94                       0.00
January 25, 2028..............               411,340.89                       0.00
February 25, 2028.............               362,994.86                       0.00
March 25, 2028................               315,430.59                       0.00
April 25, 2028................               268,633.08                       0.00
May 25, 2028..................               222,587.56                       0.00
June 25, 2028.................               177,279.55                       0.00
July 25, 2028.................               132,694.79                       0.00
August 25, 2028...............                88,819.30                       0.00
September 25, 2028............                45,639.30                       0.00
October 25, 2028..............                 3,141.29                       0.00

DISTRIBUTION DATE                AGGREGATE PLANNED BALANCE ($)   TARGETED BALANCE ($)
-----------------                -----------------------------   --------------------
November 25, 2028
   and thereafter.............                     0.00                       0.00